Exhibit 10.1

Execution Version

MASTER REVOLVING LOAN AGREEMENT

by and among

SUNNOVA BUSINESS MARKETS BORROWER, LLC,

as Borrower

THE PROJECT COMPANIES FROM TIME TO TIME PARTY HERETO

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

MITSUBISHI HC CAPITAL AMERICA, INC.,

as Administrative Agent

THREE KEYS CAPITAL ADVISORS, LLC,

as Arranger

Dated as of December 27, 2023

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

i

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANNEXES AND EXHIBITS

Annex 1 – Definitions

Annex 2 – Maximum Commitments

Annex 3 – Approved Projects

Annex 4 – Collection Accounts and Operating Accounts

Exhibit A – Form of Borrowing Certificate

Exhibit B – Form of Secured Promissory Note

Exhibit C – Form of Notice of Collateral Assignment

Exhibit D – Form of Certificate of Project Loan Conversion

Exhibit E – [Reserved]

Exhibit F – Form of Limited Performance Guaranty

Exhibit G – Form of Pledge Agreement

Exhibit H – Form of General Security Agreement

Exhibit I – [Reserved]

Exhibit J – Form of Subsidiary Guaranty

Exhibit K – Form of Project Company Joinder

Exhibit L – Form of Project Approval

Exhibit M – Form of Additional Commitment Agreement

Exhibit N – Form of Assignment and Assumption

ii

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

MASTER REVOLVING LOAN AGREEMENT

MASTER REVOLVING LOAN AGREEMENT, dated as of December 27, 2023 (the “Agreement”), by and among SUNNOVA BUSINESS MARKETS BORROWER, LLC, a Delaware limited liability company, having its principal place of business at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046 (the “Borrower”), and each subsidiary of the Borrower from time to time party hereto (each, a “Project Company”), the lenders from time to time party hereto (collectively, the “Lender” or the “Lenders”) and MITSUBISHI HC CAPITAL AMERICA, INC., a Delaware corporation, having its principal place of business at 800 Connecticut Avenue, Norwalk, Connecticut 06854, as administrative agent (in such capacity, “Administrative Agent”), for the benefit of itself as a Lender and for the other Lenders from time to time party hereto. Capitalized terms used herein have the meanings set forth in Annex 1 hereto.

R E C I T A L S

A. The Borrower, through itself and its affiliates (including the Project Companies), is in the business of providing energy-as-a-service solutions, including commercial solar energy systems and energy storage products (each, a “System”), to corporate, not-for-profit, municipal, commercial, industrial and other customers within a variety of settings and environments (each, a “Customer”) at locations owned or, with the approval of the Administrative Agent, leased by such Customer (each, a “Site”) pursuant to a Customer Agreement with each Customer;

B. Each Customer Agreement is assigned (directly or through one or more intermediate holding companies) by Sunnova Energy Corporation, a Delaware corporation (“SEC”), to the Borrower or the applicable Project Company pursuant a sale and contribution agreement, an assignment agreement or a similar agreement or instrument (each, a “Customer Agreement Assignment”);

C. In cases where the System is owned by the Borrower or a Project Company, the System is typically developed, engineered, procured and installed on behalf of the Borrower or such Project Company (as applicable) by Sunnova Business Markets Developer Co, LLC, a Delaware limited liability company (the “Developer”), and transferred to the Borrower or such Project Company (as applicable) pursuant to a development and purchase agreement or a similar agreement or instrument (each, a “Development Purchase Agreement”);

D. In cases where the System is owned by the Customer, the System is typically developed, engineered and procured on behalf of the Borrower or such Project Company (as applicable) by the Developer and transferred to the Borrower or such Project Company (as applicable) pursuant a Development Purchase Agreement and, upon completion, transferred by the Borrower or such Project Company (as applicable) to the applicable Customer pursuant to the applicable Customer Agreement;

E. Each System, together with the applicable Customer Agreement and the applicable Project Documents related thereto, is hereinafter referred to as a “Project”; and

F. Subject to the Administrative Agent’s review process and to the terms and conditions of this Agreement, the Lenders have agreed to make Loans to the Borrower from time to time to finance the Project Costs related to approved Projects.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. The Loans

1.1 The Lenders shall make available to the Borrower from time to time in accordance with the terms and conditions hereof, loans in an initial aggregate amount not to exceed $25,000,000.00 (as such amount may be increased from time to time pursuant to an Additional Commitment Agreement in connection with a Maximum Facility Amount Increase or otherwise or as such amount may be decreased in accordance with Section 2.8, the “Maximum Facility Amount”) as hereinafter set forth (each, a “Loan” and, collectively, the “Loans”), consisting of Construction Project Loans used to finance Project Costs associated with a Project approved in accordance with Section 1.9, Completed Project Loans used to finance previously paid Project Costs for a Completed Project approved in accordance with Section 1.9 or for a Construction Project Loan converted into a Completed Project Loan pursuant to Sections 1.6(iv) and/or 1.6(vi) and Completed Project Term Loans to finance the cash flows associated with the Customer Agreement for such Project approved in accordance with Section 1.9, during the period expiring two (2) years of the date hereof (the “Availability Period”), at which time the Allocated Commitments and Maximum Commitment Amount of each Lender shall expire. The Allocated Commitments of each Lender shall be set forth in the applicable Project Approval for each Lender on a pro rata basis based on the aggregate Allocated Commitments for such Project and the Maximum Commitment Amount of each Lender; provided that no Lender shall be obligated to fund any Loans or consent to a Project Approval, if such action would result in the outstanding Loans and unfunded Allocated Commitments of such Lender at such time, in the aggregate, exceeding such Lender’s Maximum Commitment Amount. Provided no Event of Default has occurred and is continuing hereunder and provided, further, that no Material Adverse Effect has occurred and is continuing, the Borrower may, at the end of the initial Availability Period, elect to request an extension for a period not to exceed one (1) year (such period, the “Extension Period”) from the expiration of the initial Availability Period hereof (an “Extension”). The Extension Period shall be used solely to complete any Projects still in construction, and to accommodate a refinancing of one or more Construction Project Loans then outstanding hereunder. Advances on Loans during the Extension Period will only be made with respect to Loans approved by Administrative Agent prior to the expiration of the initial Availability Period. The Borrower may, from time to time during the Availability Period, request from Administrative Agent an increase in the Maximum Facility Amount (such increase, the “Maximum Facility Amount Increase”) which Lenders or any Additional Lenders may approve, in their sole and absolute discretion. A Maximum Facility Amount Increase shall be effective upon execution of an Additional Commitment Agreement to this Agreement, executed by the Borrower, the Administrative Agent, and the existing Lender or Additional Lender, as applicable, providing such Maximum Facility Amount Increase, and no other documents or amendments to, or consents under, this Agreement shall be required to effect such Maximum Facility Amount Increase. Each Loan hereunder shall, unless otherwise specified in the applicable Project Approval, be secured by the Collateral and shall be subject to the rights and remedies of the Administrative Agent (on behalf of the Secured Parties) in accordance with the terms hereof.

1.2 Each Lender shall fund each advance of each Loan pro rata on the basis of each Lender’s Maximum Commitment Amount as a percentage of the aggregate Maximum Commitment Amounts of all Lenders; provided that the foregoing pro rata funding requirement shall not apply to any Completed Project Term Loan if the related Project Approval specifies otherwise.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

1.3 On each date on which a Lender shall advance any portion of a Loan (each, a “Closing Date”) as set forth in a Borrowing Certificate, the Borrower shall borrow from the Lenders and the Lenders shall lend to Borrower, the sum set forth therein, subject to the terms and conditions set forth herein, and as set forth on the applicable Project Approval.

1.4 Unless and only to the extent otherwise expressly provided in a Borrowing Certificate, no Borrowing Certificate shall negate any previous Borrowing Certificate but shall be additive to all previous Borrowing Certificates, and each Loan specified in a Borrowing Certificate shall have the term, amortization schedule and interest rate, as specified in the Project Approval related to such Loan.

1.5

(i) Loans may be issued with respect to a Project which (a) has been contracted with a Customer and for which the development, procurement or installation of the System is in progress (each, “Construction Project Loan”; and each such Project, a “Construction Project”), or (b) has been completed and accepted by the Customer (each, “Completed Project Loan”; and each such Project, a “Completed Project”), or (c) is a Completed Project for which Lenders have agreed to provide term financing with fixed monthly payments of principal and interest corresponding to the payments due under the applicable Customer Agreement, up to a maximum term of ten (10) years (each, a “Completed Project Term Loan”) as set forth on the applicable Project Approval. Subject to the Borrower’s satisfaction of the applicable conditions in Article 5, advances may be made with respect to any Loan at any time permitted under Section 1.7 in an amount of up to (i) [***]% of the actual total Project Costs with respect to a Construction Project Loan, or (ii) [***]% of actual total Project Costs with respect to a Completed Project Loan, or (iii) an amount to be determined at Project Approval and set forth in the applicable Project Approval with respect to any Completed Project Term Loan, in each case for clauses (i), (ii) and (iii) except as may otherwise be agreed in the applicable Project Approval with respect to such Loan (such applicable rate in clauses (i), (ii) and (iii) with respect to any Project, the “Maximum Advance Rate”).

(ii) Advances may be made with respect to:

(a) each Construction Project Loan:

(1) if the Borrower (or its applicable Affiliate) shall have paid less than [***]% of such actual Project Costs invoiced to Borrower (or its applicable Affiliate) for such Construction Project for which such Construction Project Loan advance is requested pursuant to the applicable Borrowing Certificate, [***]% of such Project Costs;

(2) if the Borrower (or its applicable Affiliate) shall have paid at least [***]% of such actual Project Costs invoiced to Borrower (or its applicable Affiliate) for such Construction Project for which such Construction Project Loan advance is requested pursuant to the applicable Borrowing Certificate, [***]% of such Project Costs; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(3) once Borrower (or its applicable Affiliate) shall have paid at least [***]% of the total actual Project Costs for such Construction Project, [***]% of the actual Project Costs for which such Construction Project Loan advance is requested pursuant to the applicable Borrowing Certificate, in each case, pursuant to a request submitted to Administrative Agent, as more fully set forth in Section 1.6 below, but in no event greater in the aggregate than (x) the product of the total actual Project Costs for such Construction Project and then Maximum Advance Rate for the Construction Project Loan or (y) the maximum aggregate principal amount of the Construction Project Loan set forth in the applicable Project Approval; and

(b) each Completed Project Loan or Completed Project Term Loan in an amount of up to [***]% of the Maximum Advance Rate.

1.6 Each Construction Project Loan shall be subject to the following:

(i) The Borrower shall deliver to Administrative Agent a certification of Project Costs (which shall include a Project reference, installation location, and any Loan reference provided by Administrative Agent to the Borrower of the applicable Loan), in substantially the form attached to the Borrowing Certificate (each, a “Project Costs Certificate”), containing a listing of amounts paid by Borrower (or its applicable Affiliate) for which Borrower is seeking Loan proceeds and description of the Project Costs, together with copies of contractor and/or vendor invoices and evidence of payment for such invoices, for each Project Cost being financed with the proceeds of a Loan advance (which shall not exceed the Maximum Advance Rate), completed vendor set up forms and W-9 forms for new payees, and, if requested by Administrative Agent, lien waivers signed by the applicable contractors and/or vendors to the extent available and required to be provided under the agreements with such applicable contractors and/or vendors;

(ii) Advances shall be deposited in the Borrower’s Operating Account (or as otherwise directed by the Borrower from time to time). The Administrative Agent shall provide payment within three (3) Business Days of receipt by Administrative Agent of a duly executed Borrowing Certificate and a duly executed and compiled Project Costs Certificate;

(iii) Each Construction Project must be completed within the period of time specified in the related Project Approval, but in no event greater than twelve (12) months after the initial funding of the Construction Project Loan for such Construction Project (such period, the “Funding Period”), and accepted in accordance with the terms of the applicable Customer Agreement, unless extended by Administrative Agent, in its sole discretion;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iv) Each Construction Project Loan may (at the option of the Borrower in accordance with Section 1.6(vi) be converted into a Completed Project Loan and each Construction Project Loan that is not converted into a Completed Project Loan shall be repaid, in full, upon the earlier to occur of (1) one hundred eighty (180) days following the commercial operation date of the Project and acceptance of the applicable Project by the Customer, as set forth in the applicable Customer Agreement, (2) one hundred eighty (180) days following the expiration of the Funding Period and (3) the expiration of the Availability Period;

(v) Advances on Construction Project Loans may be made not more than twice per month (unless otherwise agreed by the Lenders) in a minimum amount of $[***]; and

(vi) The Borrower may request to convert a Construction Project Loan into a Completed Project Loan, which request shall be approved by the Administrative Agent in its sole discretion, which approval shall not be unreasonably withheld, conditioned or delayed, and the Lenders, subject to satisfaction of the following conditions:

(a) the outstanding principal amount of such Completed Project Loan, together with aggregate outstanding principal balance of all outstanding Completed Project Loans, shall not exceed [***]% of the Facility Measurement Amount;

(b) the Borrower shall have delivered, with such request, a duly executed Project Costs Certificate (together with attachments thereto);

(c) the Borrower shall have executed and delivered a Certificate of Project Loan Conversion, substantially in the form of Exhibit D; and

(d) the Borrower shall have paid, or caused to be paid, the Project Loan Conversion True-Up Amount, if any, in connection with the conversion of such Construction Project Loan into a Completed Project Loan.

1.7 Each Loan shall be made to finance the Project Costs related to a specific Project (or, in the case of a Completed Project Loan or Completed Project Term Loan refinancing a Construction Project Loan or Completed Project Loan, as applicable, to refinance such Construction Project Loan or Completed Project Loan and, if the proceeds, of such Completed Project Loan or Completed Project Term Loan exceed the amount required to refinance in full such Construction Project Loan or Completed Project Loan in accordance with the terms hereof, to fund a deposit into an Operating Account or to otherwise fund a distribution to Pledgor or any designee of the Borrower). Notwithstanding anything herein to the contrary, each Loan hereunder is subject to Administrative Agent’s satisfactory review and approval of the Project in accordance with Section 1.9 prior to the initial advance of such Loan, and each Project Approval shall be provided by Administrative Agent and the Lender in their sole and absolute discretion, and nothing herein shall obligate a Lender to make any Loan with respect to any Project that is not an Approved Project.

1.8 The parties agree that, unless otherwise approved by Administrative Agent in writing, in the related Project Approval or otherwise, in its sole discretion on a case-by-case basis, the following concentration limits shall apply:

(i) No Customer (or guarantor guaranteeing the obligations of such Customer) shall represent more than [***]% of the sum of Maximum Facility Amount minus the aggregate outstanding principal amount of all Completed Project Term Loans at the time of such determination (the “Facility Measurement Amount”);

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) With respect to a single Project, [***]% of the Facility Measurement Amount;

(iii) With respect to the total outstanding Loan amounts in any individual State, [***]% of the Facility Measurement Amount;

(iv) With respect to the aggregate principal balance of all outstanding Completed Project Loans at the time of the execution of any Project Approval, excluding any Completed Project Term Loans, [***]% of the Facility Measurement Amount; and

(v) With respect to Customers (or guarantor guaranteeing the obligations of such Customers) with a credit rating below [***] by S&P or Fitch or [***] by Moody’s, no more than [***]% of the Facility Measurement Amount.

Amounts in excess of the above concentration limits shall be the “Excess Concentration Amounts”.

1.9 The Borrower may from time to time propose to the Administrative Agent and the Lender certain Projects for financing hereunder. Any such proposal shall be accompanied (or thereafter supplemented) by such information and documentation as the Administrative Agent and the Lender shall reasonably request. The Administrative Agent and the Lender shall in good faith consider each Project proposed by the Borrower for financing hereunder and shall promptly (and in any event within ten (10) Business Days of the Borrower’s initial submission of such proposal or within five (5) Business Days of the Borrower’s submission of any revised proposal that was previously rejected) approve or reject such proposals. Any rejection by the Administrative Agent and the Lender shall be accompanied by a reasonably detailed explanation as to the basis for such rejection and state whether Borrower may re-submit the Project for further consideration. If so indicated in the rejection letter, the Borrower shall have the right to re-submit a rejected Project by means of a revised proposal that is responsive to the applicable explanation for rejection. Each approval of each Project shall be documented in a Project Approval Form, substantially in the form of Exhibit L (each, including the Initial Project Approval, a “Project Approval”), duly executed by the Borrower and the Administrative Agent (acting on instructions from the Required Lenders). Each Project listed on Annex 3 as of the date hereof has been approved by the Administrative Agent pursuant to the Initial Project Approval. Each subsequent Project approved by the Administrative Agent shall be listed on Annex 3 hereto (as such schedule may be updated from time to time). The Administrative Agent shall designate any proposed Project as an approved Project in its sole discretion. Each Project Approval may be amended, amended and restated, supplemented, waived or otherwise modified from time to time with the prior written consent of the Borrower and the Administrative Agent. In the event that no Loan proceeds shall have been advanced against a Project listed on Annex 3, the Borrower shall have the option to terminate such unfunded Loan and remove such Project from Annex 3 by written notice to the Administrative Agent and, upon such notice of termination and removal, the Allocated Commitments of the Lenders with respect to such Project shall be converted (on a dollar-for-dollar basis) to unutilized Maximum Commitment Amounts.

1.10 Upon the request of any Lender made through the Administrative Agent, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2. Payment Terms

2.1

(i) The interest rate for each Construction Project Loan shall be a floating rate equal to the sum of (a) greater of (1) [***] percent ([***]%) and (2) Term SOFR plus (b) [***]% or such other margin set forth in the Project Approval for the applicable Project (the “Applicable Margin (Construction)”) during the initial Availability Period hereof (such sum, the “Applicable Interest Rate (Construction)”). The Applicable Margin (Construction) shall increase by [***]% during any Extension Period.

(ii) The interest rate for each Completed Project Loan shall be a floating rate equal to the sum of (a) the greater of (1) [***] percent ([***]%) and (2) Term SOFR plus (b) [***]% or such other margin set forth in the Project Approval for the applicable Project (the “Applicable Margin (Completed)”) during the initial Availability Period hereof (such sum, the “Applicable Interest Rate (Completed)”). The Applicable Margin (Completed) shall increase by [***]% during any Extension Period.

(iii) The interest rate for Completed Project Term Loans shall be a fixed rate of interest (the “Applicable Interest Rate (Term)”) which shall be set forth in the applicable Project Approval for such Completed Project Term Loan.

(iv) Interest on Loans shall be calculated on the basis of a 360-day year for actual days elapsed. All payments received in connection with a Loan shall be applied first to the payment of accrued interest on the outstanding principal of such Loan and then to principal.

2.2

(i) Interest during the Interest Accrual Period shall be capitalized for each Construction Project Loan on each Payment Date, and shall be fully payable as set forth in Section 1.6(iv), but in no event later than the Applicable Maturity Date.

(ii) Interest during each Interest Accrual Period for each Completed Project Loan shall be due and payable on each Payment Date in accordance with Section 14.

(iii) For each Completed Project Term Loan, the Borrower shall make monthly payments of principal and interest payable on each Payment Date, in that number of consecutive periodic installments corresponding to the applicable Customer Agreement set forth in the related Project Approval, commencing and ending as set forth in the related Project Approval; provided that in no event shall the final installment payment be less than the outstanding principal balance of, plus accrued interest on, the applicable Completed Project Term Loan; and provided further that such final installment shall be payable no later than the Applicable Maturity Date.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.3 The Borrower shall, for each of its Projects, and each applicable Project Company, for its Project or Projects, shall cause all (a) Receivables and all periodic payments and other amounts due under the applicable Customer Agreement(s) related to such Projects or Project, (b) the net cash proceeds of rebates, incentives, grants and other amounts due with respect to such Projects or Project (collectively, “Incentives”), in each case, solely to the extent the applicable Loan Party is the direct recipient of the cash proceeds thereof (such net cash proceeds, “Incentive Proceeds”), (c) the net cash proceeds for any permanent financing, refinancing or buy-out with respect to such Projects or Project, (d) the net cash proceeds related to the sale or assignment of, or participation in, any investment tax credit under Section 48(a)(3)(A)(i) of the Code or any successor provision, or any similar attribute (collectively, “ITCs”), solely to the extent the applicable Loan Party is the direct recipient of the net cash proceeds thereof (such net cash proceeds, “ITC Proceeds”) and (e) amounts received from Developer to repurchase any Project pursuant to the Development Purchase Agreement (“Developer Purchase Proceeds”), to be remitted directly by the applicable payee to the related lockbox account (each, the “Collection Account”) established by the Borrower and each Project Company with JPMorgan Chase Bank, N.A. or another financial institution (each, an “Account Bank”), as described on Part I of Annex 4 (as updated from time to time in connection with each Project Approval), and for which the Borrower or the applicable Project Company, Administrative Agent (for the benefit of the Secured Parties) and the Account Bank shall enter into a control agreement, in form and substance, and containing such terms and conditions, reasonably acceptable to Administrative Agent (each, the “Control Agreement”). The Borrower and each Project Company shall be entitled to administer its respective Collection Account provided no Event of Default or Material Adverse Effect, has occurred and is continuing. Upon the occurrence of an Event of Default or Material Adverse Effect, Administrative Agent may deliver notice thereof to the Account Bank and undertake exclusive administration of the Collection Accounts and exercise any rights, remedies, powers and privileges available under the Control Agreements.

2.4 All payments which are not made when due under any Loan shall bear interest (the “Late Interest”) from the date due until paid at a rate calculated at the lesser of the (x) applicable monthly Applicable Interest Rate plus [***] percent ([***]%) and (y) the highest rate permitted by Applicable Law (such lesser rate, the “Late Payment Rate”).

2.5 Any Loan may be prepaid, as set forth in this Section 2.5.

(i) In the event that (a) a Customer Agreement is terminated, in whole or in part, at any time during its term, whether by reason of a default, exercise of an early termination option, a casualty event related to any Project, or for any reason whatsoever, or (b) any Developer Purchase Proceeds or Incentive Proceeds are received by a Loan Party in connection with any Project, then, in each case for clauses (a) and (b), a mandatory prepayment of the related Loan shall become due and payable within five (5) Business Days following the date of such termination or receipt of such proceeds, in an amount (the “Prepayment Amount”) equal to (1) if a termination in whole, or Developer purchase occurs, an amount equal to (x) the entire principal balance due under the related Loan, plus accrued interest thereon, on the date of such prepayment, plus (y) any amounts due and unpaid on the date of such prepayment, computed from the date of payment of the immediately preceding installment on the relevant Loan, if any, through the date such prepayment is made (the “Full Termination Payment”) or (2) if a partial termination occurs or Incentive Proceeds are received, an amount equal to the lesser of (x) the amount received in connection with any such partial termination or Incentive Proceeds (“Partial Termination Payment”, and collectively with the Full Termination Payment, the “Termination Payments”); and (y) the Full Termination Payment, in each case calculated as of the date of such termination or receipt of proceeds. Notwithstanding Section 14 hereof, all Termination Payments received shall be applied to payment of the Prepayment Amount, first, to any Past Due Amount and other amounts due Lender, plus all accrued interest thereon then due and payable hereunder; and, second, to the outstanding principal amount of such Loan being prepaid.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) In connection with the prepayment of any Loan in connection with a Takeout Transaction, the Borrower shall be required to pay the Takeout Transaction Amount on or prior to the consummation of such Takeout Transaction. Notwithstanding Section 14 hereof, any such prepayment received shall be applied, first, to any Past Due Amount due Lender, plus all accrued interest thereon then due and payable hereunder; and, second, to the outstanding principal amount of each Loan related to a Project that was subject to such Takeout Transaction.

(iii) Any Completed Project Term Loan may be prepaid, in whole but not in part, at any time from time to time (other than as described in clause (ii) above), by payment to the Administrative Agent of the Prepayment Amount, plus a prepayment premium (if any) set forth in the applicable Project Approval in accordance with the terms thereof.

(iv) Any Construction Project Loan or Completed Project Loan may be prepaid, in whole or in part, at any time from time to time (other than as described in clause (ii) above), plus accrued interest thereon as of the date of such prepayment, without any premium or penalty. Notwithstanding Section 14 hereof, any such prepayment received shall be applied, first, to any Past Due Amount due Lender, plus all accrued interest thereon then due and payable hereunder; and, second, to the outstanding principal amount of outstanding Loans at the direction of the Borrower.

2.6 The outstanding principal amount for each Loan shall be due and payable on the Applicable Maturity Date, if not sooner paid.

2.7 Amounts borrowed and repaid hereunder may be reborrowed in accordance with the terms hereof.

2.8 The Borrower may at any time, by written notice to the Administrative Agent and the Lenders, terminate any unfunded Allocated Commitments and any unutilized Maximum Commitment Amount.

2.9 Benchmark Replacement Setting.

(i) Notwithstanding anything to the contrary herein or in any other Finance Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Finance Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Finance Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Finance Document in respect of any Benchmark setting

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Finance Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Finance Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Finance Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.9(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Finance Document, except, in each case, as expressly required pursuant to this Section 2.9.

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Finance Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify any then-applicable definition of “Interest Accrual Period” or “Interest Period” (or any similar or analogous definition or concept) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (ii) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify any then-applicable definition of “Interest Accrual Period” or “Interest Period” (or any similar or analogous definition or concept) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Construction Project Loans, or Completed Project Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Construction Project Loans or Completed Project Loans, as the case may be, without regard to Term SOFR or any then-applicable unavailable Benchmark in the calculation of the Applicable Interest Rate (Construction) or the Applicable Interest Rate (Completed), as the case may be, applicable thereto.

3. [Reserved]

4. Effectiveness; Partial Satisfaction of Conditions Precedent.

4.1 Upon execution and delivery hereof by the parties hereto, this Agreement shall be effective and in full force and effect in accordance with the terms hereof.

4.2 The obligations of the Lenders to fund advances of Loans shall be subject to the satisfaction or waiver of the applicable conditions precedent set forth in Section 5 in accordance with the terms and conditions hereof.

5. Conditions to Closing

5.1 Conditions Precedent to the Initial Loan on the Initial Closing Date. The obligations of each Lender to make the initial Loan to the Borrower on the initial Closing Date shall be subject to the prior or concurrent satisfaction of or waiver by each Lender of each of the conditions precedent set forth in this Section 5.1:

(i) delivery of an executed copy of this Agreement;

(ii) delivery of an executed copy of a Note payable to the Lender as of the date hereof (together with, if requested by such Lender, the original thereof promptly following the initial Closing Date);

(iii) delivery of a certificate of Borrower, executed by an authorized signer, attaching (a) the certificate of formation of Borrower, certified as of a recent date by the state in which the Borrower is organized; (b) the limited liability company agreement of the Borrower and any other governing documents; (c) resolutions of Borrower’s governing body evidencing approval of the transactions contemplated by this Agreement and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same and certifying that such resolutions were duly and validly adopted; (d) an incumbency certificate, certifying as to the names, titles and true signatures of its officers authorized to sign for and on behalf of Borrower; and (e) a good standing certificate issued by the state of Borrower’s organization, in each case for clauses (a) through (d) certifying that all attachments have not be amended, revoked or rescinded;

(iv) evidence of the establishment of the Collection Account of the Borrower into which Receivables related the Borrower’s Project or Projects (as of the initial Closing Date) shall be delivered, and delivery of a duly executed Control Agreement for such Collection Account;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v) delivery of true, complete, and correct copies of each of the Borrower Management Agreement and the Borrower Servicing Agreement;

(vi) delivery of a Limited Performance Guaranty in the form of Exhibit F (the “Limited Performance Guaranty”), duly executed by SEC, the Borrower and the Administrative Agent, in favor of the Borrower and the Administrative Agent for the benefit of the Secured Parties, guaranteeing certain obligations of its Affiliates performing servicing and/or management of any Projects subject to a Loan;

(vii) delivery of a Pledge Agreement in the form of Exhibit G (the “Pledge Agreement”), duly executed by the Pledgor and the Borrower, pledging the ownership interests in the Borrower and each Project Company, respectively, to Administrative Agent for the benefit of the Secured Parties;

(viii) delivery of a General Security Agreement in the form of Exhibit H, duly executed by the Borrower pledging the collateral thereunder to the Administrative Agent for the benefit of the Secured Parties (the “General Security Agreement”);

(ix) the prior or concurrent filing of Uniform Commercial Code Financing Statements, in form and substance satisfactory to Administrative Agent, and as Administrative Agent may deem necessary, in its sole discretion, to perfect, a valid and enforceable security interest and lien of first priority (subject to Permitted Liens) against all Collateral;

(x) delivery of UCC and litigation searches for the Pledgor, the Developer, the Manager, the Servicer and the Loan Parties in Texas and Delaware, dated a date reasonably near to the date hereof;

(xi) delivery of evidence of insurance;

(xii) delivery of (a) unaudited financial statements of SEI for the quarter ended September 30, 2023 (provided that this condition precedent shall be the filing of the appropriate report on Form 10-Q with the Securities and Exchange Commission), and (b) the Borrower’s pro forma balance sheet as of the initial Closing Date hereunder;

(xiii) delivery of a funds flow memorandum (or similar document) providing payment and wire instructions to the Administrative Agent for the payment of amounts due and payable on the initial Closing Date; and

(xiv) payment of all fees and expenses of Administrative Agent and any Lender due hereunder or in connection herewith.

5.2 Conditions Precedent to All Loans on Each Closing Date. The obligation of each Lender to make any Loan or advance to the Borrower on each Closing Date shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.2 (except as otherwise expressly set forth in the applicable Project Approval related to such Loan):

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i) the representations and warranties set forth herein with respect to the Project and Loan Party to which such Closing Date relates are, in each case, true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); provided that any representations and warranties that refer to a Customer, Customer Agreement, Project or System shall be made only with respect to the Customer, Customer Agreement, Project or System applicable to such Loan;

(ii) no Event of Default or an event that, with the giving of notice or the passage of time, or both, would become an Event of Default shall have occurred and be continuing hereunder;

(iii) no event, occurrence or condition that has had, or could reasonably be expected to have, a Material Adverse Effect on the applicable Loan Party or a material adverse effect on the ability of any of SEC, the Developer, the Servicer or the Manager to perform any of its material obligations under any Transaction Document to which it is a party, as applicable, shall have occurred and be continuing;

(iv) delivery of a duly executed Borrowing Certificate and Project Costs Certificate (together with attachments thereto); and

(v) No Excess Concentration Amounts would result from making any advances on any such Loan, unless waived or approved in writing by the Administrative Agent; provided that this condition precedent shall be satisfied, and each Lender shall fund its portion of the Loan on such Closing Date, to the extent that aggregate amount of the advances of such Loan on such Closing Date does not result in any Excess Concentration Amount.

5.3 Conditions Precedent to the Initial Loan for Each Project. The obligation of each Lender to make an initial Loan to the Borrower with respect to any Project shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.3 (except as otherwise expressly set forth in the applicable Project Approval related to such Loan):

(i) such Project shall have been approved under the Initial Project Approval or in accordance with Section 1.9;

(ii) in the event the Borrower or the applicable Project Company was not an original party to the Customer Agreement related to such Project, then such Customer Agreement shall have been assigned by SEC or such other applicable Person to the Borrower or such applicable Project Company pursuant to a Customer Agreement Assignment;

(iii) the Borrower or the applicable Project Company shall have delivered to the Customer related to such Project a Notice of Collateral Assignment with instructions to pay all amounts due under the applicable Customer Agreement to the applicable Collection Account;

(iv) the Administrative Agent shall have received the following, each to be in form and substance satisfactory to Administrative Agent:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(a) executed copies of the Borrowing Certificate, Customer Agreement, any Customer Agreement Assignment in respect of such Customer Agreement assigning such Customer Agreement to the Borrower or the applicable Project Company, the Servicing Agreement, the Management Agreement and the Development Purchase Agreement, in each case, related to such Project;

(b) a certificate of authority and incumbency (or similar certificate, instrument or document evidencing the authority of the signer) from the Customer related to the applicable Customer Agreement;

(c) if the System relating to such Project is an LPO System, evidence of filing of a Uniform Commercial Code Financing Statements, in form and substance satisfactory to Administrative Agent, and as Administrative Agent may deem necessary, in its sole discretion, to perfect, a valid and enforceable security interest and lien of first priority (subject to Permitted Liens) against the Project comprising a portion of the Collateral;

(d) an executed copy of a certificate of authority and incumbency (or similar certificate, instrument or document evidencing the authority of the signer) from each of the Servicer, the Manager and the Developer with respect to the Servicing Agreement, the Management Agreement and the Development Purchase Agreement related to such Project; and

(e) the payment of all fees and expenses then required to be paid to Administrative Agent or Lender hereunder or in connection herewith.

5.4 Conditions Precedent to the Initial Loan for a Project Company’s Project. The obligation of each Lender to make an initial Loan to the Borrower with respect to a Project owned by a Project Company shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.4 (except as otherwise expressly set forth in the applicable Project Approval related to such Loan):

(i) a certificate of such Project Company, executed by an authorized signer, attaching (a) the certificate of formation of such Project Company, certified as of a recent date by the state in which such Project Company is organized; (b) the limited liability company agreement of such Project Company and any other governing documents; (c) resolutions of such Project Company’s governing body evidencing approval of the transactions contemplated by this Agreement and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same and certifying that such resolutions were duly and validly adopted; (d) an incumbency certificate, certifying as to the names, titles and true signatures of its officers authorized to sign for and on behalf of such Project Company and (e) a good standing certificate issued by state of such Project Company’s organization, in each case for clauses (a) through (d) certifying that all attachments have not be amended, revoked or rescinded;

(ii) evidence of the establishment of the Collection Account into which Receivables of such Project Company shall be delivered, and delivery of a duly executed Control Agreement for such Collection Account;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) with respect to the Project Companies as of the date hereof, delivery of the executed Subsidiary Guaranty in the form of Exhibit J (the “Subsidiary Guaranty”), duly executed by such Project Company;

(iv) (1) delivery of an executed Project Company Joinder in the form of Exhibit K (each, a “Project Company Joinder”) pursuant to which such Project Company shall become a Project Company hereunder, (2) delivery of an executed joinder to the General Security Agreement (in the form attached to the General Security Agreement) pursuant to which such Project Company shall become a Grantor (as defined in the General Security Agreement) thereunder and (3) with respect to each Project Company other than the initial Project Companies as of the date hereof, delivery of an executed joinder to the Subsidiary Guaranty (in the form attached to the Subsidiary Guaranty) pursuant to which such Project Company shall become a Guarantor (as defined in the Subsidiary Guaranty) thereunder;

(v) (1) delivery of a supplement to the Pledge Agreement, in the form attached thereto, pursuant to which the Borrower shall pledge the equity interests in such Project Company to the Administrative Agent for the benefit of the Secured Parties and, if applicable, such Project Company shall pledge the equity interests (if any) in any of its subsidiaries to the Administrative Agent for benefit of the Secured Parties;

(vi) the Administrative Agent shall have received the following, each to be in form and substance satisfactory to Administrative Agent:

(a) the applicable Project Company Development Purchase Agreement;

(b) the applicable Project Company Management Agreement; and

(c) the applicable Project Company Servicing Agreement.

(vii) evidence of filing of such Uniform Commercial Code Financing Statements, in form and substance satisfactory to Administrative Agent, and as Administrative Agent may deem necessary, in its sole discretion, to perfect, a valid and enforceable security interest and lien of first priority (subject to Permitted Liens), against equity interests in such Project Company and its assets comprising a portion of the Collateral;

(viii) UCC and litigation searches for such Project Company in Texas, Delaware and, if such Project Company was not formed under the laws of Texas or Delaware, in the state of such Project Company’s formation, dated a date reasonably near to the date of such initial Loan; and

(ix) the payment of all fees and expenses then required to be paid to Administrative Agent or Lender hereunder.

6. Representations and Warranties of Borrower.

The Borrower represents and warrants to Administrative Agent, as of each Closing Date in respect of each Loan, each of the following with respect to such Loan made hereunder (except as otherwise expressly set forth in any Project Approval):

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i) each of this Agreement, the other Finance Documents and the Project Documents executed by each Loan Party thereto has been duly authorized, executed and delivered by such Loan Party, and constitutes a legal, valid and binding agreement and obligation of such Loan Party enforceable according to its terms, except as limited by any Debtor Relief Law and general principles of equity;

(ii) neither (a) the execution and delivery of any Finance Document or Project Document, nor (b) the consummation of the transactions herein contemplated nor the fulfillment of, or compliance with, the terms and provisions hereof, of any other Finance Document or Project Document, (i) will conflict with, or result in a breach of or violation by such Loan Party of (1) any Applicable Law, (2) any of the terms, conditions or provisions of the organizational documents (as amended through the date of each Borrowing Certificate) of Borrower, or (3) any bond, debenture, note, mortgage, indenture, or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, except in the case of clauses (1) and (3), as would not reasonably be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, charge, security interest or other encumbrance of any nature whatsoever upon the Collateral pursuant to the terms of any such agreement or instrument, other than Permitted Liens;

(iii) no Loan Party is subject to any bankruptcy, reorganization, arrangement, insolvency or other similar proceedings and each Loan Party is Solvent and shall not cease to be Solvent on any Closing Date as a result of the advance of any Loan proceeds hereunder on such date;

(iv) (a) the Borrower is a limited liability company, duly organized and validly existing under the laws of Delaware, with its principal place of business located at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, and, except as would not reasonably be expected to have a Material Adverse Effect, the Borrower has or will have (or has or will have, through its Affiliates, the benefit of) all necessary permissions, licenses, registrations and permits required to conduct its business and operations under the laws of the United States and any state in which it conducts business; and (b) with respect to each Project Company, such Project Company is the type of entity specified in the applicable Project Company Joinder, duly organized and validly existing under the laws of the jurisdiction of its formation, with its principal place of business located at the address set forth in the applicable Project Company Joinder and, except as would not reasonably be expected to have a Material Adverse Effect, such Project Company has or will have (or has or will have, through its Affiliates, the benefit of) all necessary permissions, licenses, registrations and permits required to conduct its business and operations under the laws of the United States and any state in which it conducts business;

(v) On the date of each advance of a Loan, the Loan Parties directly or indirectly own the Collateral (as defined in the General Security Agreement) free and clear of all security interests, liens and encumbrances whatsoever, except for Permitted Liens;

(vi) the Administrative Agent will have, upon the giving of value and the filing of appropriate financing statements against the Pledgor and each Loan Party and upon the execution of the applicable Control Agreements, a duly perfected first priority security interest in the Collateral, subject to Permitted Liens;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vii) no other security interest has been or will be granted by the Pledgor and Loan Parties with respect to the Collateral and the income and proceeds therefrom, other than Permitted Liens;

(viii) that, to the best of Borrower’s knowledge, after due inquiry, each Loan Party’s rights, remedies and interests in each of the Customer Agreements and each of the other Project Documents are assignable (by its terms or pursuant to a separate consent delivered by the applicable Customer or other counterparty thereto) and each is, genuine, legal and valid, have been duly authorized, executed and delivered by the applicable counterparty thereunder, as the case may be, and constitutes a legal, valid and binding agreement and obligation of the applicable counterparty thereunder, as the case may be, enforceable according to its terms and, if applicable (and except as otherwise set forth in the applicable Project Approval or disclosed to the Administrative Agent), contains a provision consenting to the electronic signing thereof;

(ix) the copies of the Customer Agreements and each other Project Document delivered by a Loan Party to the Administrative Agent on or prior to the Closing Date for each Loan are true, correct and complete copies of such documents, and have not been amended, modified or terminated in any respect through the date of delivery thereof, and constitute as of such date all the material documents executed and or delivered with respect to the related Projects;

(x) with respect to each Completed Project Term Loan, the periodic payments due under the applicable Customer Agreement for such Completed Project Term Loan are fully and accurately set forth on the applicable Project Approval and are sufficient to pay the installments of principal of and interest on such Completed Project Term Loan as such installments come due, and any Termination Payments or other amounts payable upon termination of a Customer Agreement are sufficient to repay, in full, all amounts due under such Completed Project Term Loan (in each case, except as may be otherwise agreed and set forth in the applicable Project Approval);

(xi) there is no material litigation or governmental proceeding pending (to the knowledge of such Loan Party) or threatened in writing against any Loan Party or any Collateral which in each case could reasonably be expected to have a Material Adverse Effect; and

(xii) the written information (other than financial projections, budgets, forecasts, any forward looking information or statement, and information of a general economic or industry specific nature) that has been furnished to the Administrative Agent or any Lender by or on behalf of the Borrower, any other Loan Party or any Affiliate thereof in connection with the transactions hereunder, including any written statement or certificate of factual information, when taken as a whole with all other written information furnished to the Administrative Agent or any Lender by or on behalf of the Borrower, any other Loan Party or any Affiliate thereof, does not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

7. Covenants and Agreements of Borrower

7.1 Each Loan Party covenants and agrees, so long as any Loan remains unpaid hereunder, with respect to each Loan (except as otherwise expressly set forth in any Project Approval):

(i) that all of its right, title and interest in and to the Collateral and any payments with respect thereto remaining to be paid are and shall be expressly subject and subordinate to all of the right, security, title and interest of Administrative Agent therein in accordance with (and subject to the terms of) this Agreement and the other Finance Documents;

(ii) it shall not, without Administrative Agent’s prior written consent, allow any Excess Concentration Amount to exist;

(iii) to take, or cause to be taken, all necessary action which Administrative Agent may reasonably request from time to time to establish and perfect the Administrative Agent’s rights in and to, and the priority of its lien on, the Collateral, including any recording, filing, registration, delivery to the Administrative Agent, the giving of notice or other similar action and shall cause all financing statements relating thereto to be duly filed or recorded in each office and in each jurisdiction where required in order to create and perfect such lien and security interest described above and the priority thereof (subject to Permitted Liens);

(iv) that it shall duly perform, or shall cause to be duly performed, all of the material obligations required to be performed by it under the applicable Customer Agreement and related Project Documents;

(v) it shall not, without Administrative Agent’s prior written consent, amend, modify or issue any consent, or waiver of, or release from, any provision of any Customer Agreement or any other Project Document, in each case which in any way materially and adversely affects the Collateral, the Administrative Agent’s interests therein or the material obligations of the applicable Customer, the Developer, the Servicer or the Manager thereunder, or extend the time of any payment thereunder, or rescind, cancel or accept the surrender of any Collateral or any Customer Agreement, or grant any change request under any Customer Agreement or any other Transaction Document, including allowing a change in the Site, in each case which in any way materially and adversely affects the Collateral or the Administrative Agent’s interests therein;

(vi) that it shall comply, or cause the compliance, in all material respects, with all Applicable Law, including, without limitation, environmental laws and the USA Patriot Act and obtain and maintain in effect all Governmental Approvals necessary for the development, construction, operation or ownership of a Project;

(vii) to deliver to Administrative Agent a copy of any material notice, correspondence, request or other communication received by a Loan Party from a Customer, the Developer, the Manager, the Servicer or any third party, including, without limitation, any insurer, Governmental Authority or other party, relating to any Project or the Collateral;

(viii) to keep and maintain, or cause to be kept and maintained, either directly or through an Affiliate or a servicing agent appointed by the applicable Loan Party, all policies of insurance, required hereunder, under the Customer Agreements or other Project Documents;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ix) not to sell, assign, transfer, create a security interest in, mortgage or in any way encumber the Collateral and to keep the Collateral free and clear of all mortgages, pledges, liens, charges, security interests and all other encumbrances, whatsoever, other than Permitted Liens, and the Borrower shall defend the right and interest of Administrative Agent in and to the Collateral, subject to Permitted Liens;

(x) to notify Administrative Agent promptly upon:

(a) actual knowledge by any of its officers, agents or employees of any material breach or event of default by a Customer under the applicable Customer Agreement, or the Developer, the Servicer or the Manager under the applicable Project Document;

(b) actual knowledge by any of its officers, agents or employees of any Customer Payments under the applicable Customer Agreements which are more than one hundred twenty (120) days past due as of the Closing Date for a Loan;

(c) any Loan Party’s receipt of any written that (a) any Customer is in material default under any of its obligations under the applicable Customer Agreement, (b) any part of the System is not functioning as required by the Customer Agreement to the degree that such circumstance could reasonably be expected to result in a Material Adverse Effect or a material breach under the applicable Customer Agreement or (c) any Customer has indicated in writing that it does not to pay any material amount which is due or which will become due, or will not satisfy any material obligation required to be performed by it, under the applicable Customer Agreement;

(d) receipt by any Loan Party of any written notice that there are any material setoffs, counterclaims, or defenses on the part of a Customer to pay any material amounts due under the applicable Customer Agreement;

(xi) in the event of loss or damage to any System that materially and adversely affects the related Project to the degree that such loss or damage could reasonably be expected to result in a Material Adverse Effect, of which it has actual knowledge, to send written notice thereof to Administrative Agent as soon as reasonably practicable in light of the nature and circumstances of such event, together with such information is reasonable known at such time and a description of the Loan Parties’ anticipated actions in respect of such event;

(xii) to give Administrative Agent at least thirty (30) days’ prior written notice of any change in the location of any Loan Party’s principal place of business, chief executive office or the place at which its books and records are kept from their current locations;

(xiii) promptly upon receipt of notice thereof, to pay or cause to be paid all Taxes levied or assessed against any Loan Party, or any of its properties, assets, income or franchises, if the failure to pay such Taxes could result in the imposition of any lien against the Collateral or have a Material Adverse Effect on such Loan Party or its operations, other than liens for Taxes not yet due or which are being contested in good faith through appropriate proceedings;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(xiv) to hold in trust and to forthwith deposit in the applicable Collection Account or pay over to Administrative Agent any monies received by a Loan Party under the applicable Customer Agreement or otherwise assigned to Administrative Agent pursuant to the applicable Finance Documents which it received from any Person other than Administrative Agent;

(xv) no Loan Party shall dissolve or terminate its existence as a Delaware limited liability company or such other entity formed under the laws of such other applicable jurisdiction, and agrees to qualify and remain qualified to do business in the jurisdiction(s) where an applicable System is located if the failure to so qualify could reasonably be expected to have a Material Adverse Effect;

(xvi) with respect to each Completed Project Term Loan, to send to Customer any ACH and/or billing notices required under, and in accordance with, the provisions of the applicable Customer Agreement (with a copy to Administrative Agent upon request, directing Customer to pay all amounts to the applicable Collection Account), in each case, solely in the event that the Borrower or other applicable Loan Party did not previously deliver a Notice of Collateral Assignment addressing such matters;

(xvii) in connection with any Takeout Transaction, the Borrower or the applicable Loan Party, shall cause all net proceeds derived from such Takeout Transaction to be deposited into the applicable Collection Account to the extent necessary to satisfy the prepayment requirements required in connection with such Takeout Transaction to be disbursed in accordance with Section 14 hereof; and

(xviii) upon at least five (5) days’ prior written notice, but not more than once a year (provided no Event of Default shall have occurred and be continuing), to permit Administrative Agent, or its authorized representatives, to examine all books and records relating to the Collateral; provided that during the continuance of any Event of Default or Material Adverse Effect, Administrative Agent shall be entitled to examine such books and records with such frequency as Administrative Agent may deem advisable, in its sole discretion, and Borrower shall make such books and records available to Administrative Agent during regular business hours within one (1) Business Day of Administrative Agent’s request.

7.2 Each Loan Party covenants and agrees, so long as any Loan remains unpaid hereunder, that such Loan Party will not, directly or indirectly (except as otherwise expressly set forth in any Project Approval):

(i) make or declare any Distribution or other dividend of or with respect to its membership interests or other equity interest (other than distribution or dividends of the Project Companies to the Borrower in accordance with Section 14), enter into any intercompany loan agreements or repay any Loans other than in accordance with Section 2.5 or Section 14;

(ii) engage in or conduct (or permit any Project Company to engage in or conduct) any business or activity other than as related to the direct or indirect development, financing, construction, ownership, operation and maintenance of a Project, except to the extent such business or activity is consistent with the Borrower’s or such Project Company’s business plan in effect on the initial Closing Date related thereto;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) create, incur, assume, permit or otherwise suffer to exist any lien or judgment, decree or order to be entered by a court of competent jurisdiction against any Loan Party, or permit or suffer any writ or warrant of attachment or any similar process to be filed against any Loan Party or against any Collateral, other than Permitted Liens;

(iv) consent to allow or permit any Receivables or other sums due and payable to any Loan Party under any Customer Agreement or other Project Document to be paid to or deposited into any lockbox or account other than a Collection Account, or to be denominated in any currencies other than United States currency;

(v) incur or in any manner become or be (or permit any Project Company to incur or in any manner become or be) liable in respect of any indebtedness, except (a) the Loans and the other Indebtedness; (b) trade accounts payable in the ordinary course of business which are not more than sixty (60) days past due, or become obligated for the purchase or lease of real property or other capital assets, other than assets related to a Project; (c) intercompany indebtedness which is subordinated to the Loans, is not secured by any of the Collateral, and prohibits the holder thereof from taking any action with respect to such indebtedness so long as any Loans are owed to Lenders, (d) to the extent constituting indebtedness, each Loan Party’s obligations (or performance of its obligations) under its Project Documents; (e) indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances, cash collateral and similar obligations, in each case, provided in the ordinary course of business; (f) to the extent constituting indebtedness, payment, reimbursement, indemnity or similar obligations of any Loan Party in connection with the payment of expenses incurred in the ordinary course of business in connection with the development, installation, construction, financing, management, operation or maintenance of the Equipment or the Transaction Documents; or (g) indebtedness or other obligations secured by Permitted Liens;

(vi) allow the sale, transfer, assignment or exchange, of any of its membership interests or other equity interest, nor issue, release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its membership interests or other equity security, nor transfer or agree or otherwise commit to transfer any of its assets, except in connection with (a) any Takeout Transaction, (b) the sale, transfer, contribution, assignment, conveyance or other disposition of any Project to Developer (upon payment of the Developer Purchase Proceeds) in accordance with the applicable Project Documents, (c) the sale, transfer, contribution, assignment, conveyance or other disposition of ITCs, Incentives and similar attributes, (d) the sale, transfer, contribution, assignment, conveyance or other disposition of de minimis, obsolete, damaged, un-useful, worn out or surplus assets or as otherwise required or permitted by the applicable Project Documents and (d) the sale, transfer, contribution, assignment, conveyance or other disposition of assets by and among Loan Parties, provided that notice is given to Administrative Agent and any necessary filings are made to continue the perfection of Administrative Agent’s security interest in any such assets, or consolidate or merge with any other person or entity; provided that the restriction on the sale of, transfer, assignment or exchange of any membership interest shall not apply to the extent that it does not result in a Change of Control and the transferee or purchaser pledges its membership interests to Administrative Agent; and

(vii) amend or waive any material provision of its operating agreement, or other governing or constitutive documents, without the prior written consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

7.3 The Borrower covenants and agrees that, so long as any Loan is outstanding, the Borrower shall (except as otherwise expressly set forth in any Project Approval):

(i) (a) report on and comply with a minimum Debt Service Coverage Ratio of 1.25, and (b) report on and comply with a maximum Debt to Equity Ratio of 4.00 to 1.00, in each case for clauses (a) and (b), tested on a consolidated basis with the other Loan Parties within sixty (60) days following the end of each fiscal quarter, commencing with the first full fiscal quarter following the initial Closing Date; and

(ii) deliver (or cause to be delivered) the following to Administrative Agent:

(a) the following financial statements of the Borrower and SEI:

(1) within sixty (60) days after the end of each quarterly fiscal period in each fiscal year, unaudited consolidated statements for the Borrower and SEI, of (a) a balance sheet as at the end of such quarter, and (b) profit and loss and, for SEI, cash flow statements for such quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, or accompanied by GAAP reconciliations, and certified by a senior financial officer of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and SEI and its results of operations and, for SEI, cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes (it being acknowledged and agreed that such requirement with respect to SEI shall be satisfied by the filing of the appropriate report on Form 10-Q with the Securities and Exchange Commission); and

(2) within one hundred and twenty (120) days of the close of its fiscal year (December 31st of each year), the audited consolidated financial statements of SEI, in accordance with GAAP and certified by a senior financial officer of Borrower as fairly presenting, in all material respects, the consolidated financial position of SEI and its results of operations, subject to changes resulting from year-end adjustments (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-K with the Securities and Exchange Commission);

(b) on a quarterly basis, a report setting forth reasonably detailed calculations detailing its compliance with Section 1.8 and identifying any Excess Concentration Amounts;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) with respect to each Construction Project Loan, (1) on a quarterly basis, evidence of the payment to vendors and subcontractors (provided, however, that the reporting requirement in this clause (1) may instead be satisfied by delivering such evidence of payment with the related Project Costs Certificates; and (2) on a quarterly basis, a status report with respect to the applicable Construction Project status, including estimated completion dates;

(d) such other reports or information as may be reasonably required by Administrative Agent; and

(e) copies of any material information (that is not protected by attorney client privilege and that does not constitute or include trade secrets or other proprietary information) in the form, and at the time, delivered to the members or potential investors of the applicable Loan Party, whether such information constitutes operating costs, budgets, projections, forecasts, or other business information.

8. Insurance

So long as any Loan remains unpaid hereunder, the Borrower shall maintain or cause to be maintained, at its own expense, insurance coverage (i) by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower as of the initial Closing Date and to the extent commercially obtainable or (ii) as is customary, reasonable and prudent in light of the size and nature of the Borrower’s business as of any date after the initial Closing Date. The Borrower shall be deemed to have complied with this provision if one of its Affiliates has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to the Borrower and each Project Company. Upon the request of the Administrative Agent at any time subsequent to the initial Closing Date, the Borrower shall cause to be delivered to the Administrative Agent, a certification evidencing the Borrower’s and each Project Company’s coverage under any such policies.

9. Rights of Administrative Agent

Each Loan Party hereby irrevocably constitutes and appoints Administrative Agent and any officer, employee or agent thereof, with full power of substitution, as such Loan Party’s true and lawful attorney-in-fact with full irrevocable power and authority in the name, place and stead of the applicable Loan Party or in its own name, from time to time in Administrative Agent’s discretion so long as (i) an Event of Default has occurred and is continuing and (ii) the Administrative Agent provided prior written notice to the applicable Loan Party that such Event of Default has occurred and is continuing (other than any Event of Default with respect to any Loan Party under Section 11(xi) or 11(xii)), for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, each Loan Party hereby gives Administrative Agent the power and right, on behalf of such Loan Party, without assent by such Loan Party to do the following so long as (i) an Event of Default has occurred and is continuing and (ii) the Administrative Agent provided prior written notice to the applicable Loan Party that such Event of Default has occurred and is continuing (other than any Event of Default with respect to any Loan Party under Section 11(xi) or 11(xii)): (i) endorse any loss payment or returned premium check and to make, settle, and release any claim under any insurance policy with respect

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

to the Collateral or Receivables; (ii) with additional notice to such Loan Party, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Agreement or any other Transaction Document and to pay all or any part of the premiums therefor and the cost thereof; (iii) receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iv) apply each payment in respect of the Collateral in payment or satisfaction of the Indebtedness; and (v) (A) exercise any or all of such Loan Party’s rights and remedies under the applicable Customer Agreement, the applicable Development Purchase Agreement, the applicable Servicing Agreement and the applicable Management Agreement, in addition to such other rights and remedies the Administrative Agent may have hereunder, at equity or law; (B) enter into possession of any LPO-Owned Project (to the extent permitted under the applicable Customer Agreement) and perform or cause to be performed any and all work necessary to complete any Project according to the terms of the applicable Customer Agreement, the applicable Development Purchase Agreement, the applicable Servicing Agreement and the applicable Management Agreement, and all sums expended by Administrative Agent in so doing, together with interest on such total amount at the Late Payment Rate, shall be paid by the applicable Loan Party to Administrative Agent upon demand; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (D) file any claim or take any other action or proceeding in any court of law or equity for the purpose of collecting any and all monies due under the applicable Customer Agreement; (E) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or release as Administrative Agent may deem appropriate; and (F) generally sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option, at any time, or from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and Administrative Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the applicable Loan Party might do. This power of attorney is a power coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the Indebtedness (other than indemnity and reimbursement obligations not yet due and payable). The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Collateral and shall not impose any duty upon it to exercise such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the applicable Loan Party for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel, except in the case of its own gross negligence or willful misconduct or material breach of any Transaction Document, and the foregoing shall not operate to release Administrative Agent from any liability arising out of the gross negligence or willful misconduct (or material breach of any Transaction Document by) of any of its officers, directors, employees or agents in disposing of any of the Collateral. In the event that Administrative Agent shall be unable to take any of the foregoing actions or enforce any remedies under any Customer Agreement or any other Transaction Document, the applicable Loan Party shall, upon receipt of written instruction from Administrative Agent (so long as (i) an Event of Default has occurred and is continuing and (ii) the Administrative Agent provided prior written notice to the applicable Loan Party that such Event of Default has occurred and is continuing (other than any Event of Default with respect to any Loan Party under Section 11(xi) or 11(xii)), take all such actions and do all such things as may be reasonably requested by Administrative Agent to cause the performance or enforcement thereunder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

10. [Reserved].

11. Events of Default

Any of the following events shall constitute an event of default (each, an “Event of Default”) hereunder (except as otherwise expressly set forth in any Project Approval):

(i) [Reserved];

(ii) any Excess Concentration Amount shall, without the Administrative Agent’s prior written consent or subsequent approval or waiver, exist for a period of more than thirty (30) days following the Borrower’s delivery of the related report under Section 7.3(ii)(b);

(iii) the failure of the Borrower or applicable Loan Party to secure and maintain, or cause to be secured and maintained, the insurance required by Section 8 hereof, and such failure shall continue unremedied for a period of ten (10) Business Days after the earlier of (a) written notice of such failure to such Loan Party by the Administrative Agent or (b) the date upon which an officer of such Loan Party obtained knowledge of such failure;

(iv) any payment on any Loan shall not be paid within ten (10) days after the due date thereof, or any Loan remains unpaid after the Applicable Maturity Date;

(v) any Loan Party shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by the Borrower in this Agreement or any other Finance Document or in any agreement or certificate furnished to Administrative Agent in connection herewith, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (a) written notice of such failure to such Loan Party by the Administrative Agent or (b) the date upon which an officer of such Loan Party obtained knowledge of such failure;

(vi) any representation or warranty made by any Loan Party herein or in any document or certificate furnished to Administrative Agent in connection herewith shall be incorrect when made and the fact, event or circumstance resulting in such incorrect representation or warranty, to the extent it is capable of being cured, is not cured within thirty (30) days from the earlier of (a) written notice of such failure to such Loan Party by the Administrative Agent or (b) the date upon which an officer of such Loan Party obtained knowledge of such failure;

(vii) (a) a material breach by a Loan Party under a Collection Account Agreement occurs and is not cured within ten (10) Business Days from the earlier of (i) written notice of such failure shall have been given to such Loan Party by the Administrative Agent or (ii) the date upon which an officer of such Loan Party obtained knowledge of such material breach; (b) a termination of any Collection Account occurs and such Collection Account is not replaced with a bank reasonably acceptable to Administrative Agent, in each case within sixty (60) days from the earlier of (i) written notice of such failure shall have been given to such Loan Party by the Administrative Agent or (ii) the date upon which an officer of such Loan Party obtained

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

knowledge of such termination, or (c) Administrative Agent fails to have a duly perfected and enforceable first priority lien (subject to Permitted Liens) against any Collection Account pursuant to the applicable Control Agreement and (x) if such failure is the result of any breach or violation of the applicable Loan Party under the applicable Collection Account Agreement, such failure is not cured within ten (10) Business Days from the earlier of (i) written notice of such failure shall have been given to such Loan Party by the Administrative Agent or (ii) the date upon which an officer of such Loan Party obtained knowledge of such failure or (y) if such failure is not the result of any breach or violation of the applicable Loan Party under the applicable Collection Account Agreement, such failure is not cured within sixty (60) days from the earlier of (i) written notice of such failure shall have been given to such Loan Party by the Administrative Agent or (ii) the date upon which an officer of such Loan Party obtained knowledge of such failure;

(viii) the Borrower or applicable Loan Party fails to make any payments on any debt (other than Indebtedness) then due and payable and not being disputed in good faith by the Borrower or the applicable Loan Party, or is in default under any other indebtedness then due and payable and not being disputed in good faith by the Borrower or applicable Loan Party and the effect of such default is to cause such debt to become immediately due and payable, in each case, in respect of debt excess of $[***], after giving effect to any cure periods;

(ix) Administrative Agent does not have a valid and perfected first priority security interest (subject to Permitted Liens) in any part of the Collateral that exceeds $[***] in value;

(x) a Change of Control with respect to any Loan Party has occurred without the prior written consent of the Administrative Agent;

(xi) the Borrower, any other Loan Party or the Developer shall cease to be Solvent or shall admit in writing its inability to pay any of its debts as they become due in the ordinary course of business; or

(xii) (a) the Borrower, any other Loan Party or the Developer institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (b) a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer, such Person shall be appointed and the appointment shall continue for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered; or (c) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed for ninety (90) days, or an order for relief is entered in any such proceeding.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

12. Remedies

12.1 If any Event of Default hereunder shall have occurred and be continuing, then and in every such case Administrative Agent may (or, at the written direction of the Required Lenders, shall), by notice in writing to Borrower, declare the unpaid principal amount of the Loans and all accrued interest thereon to be due and payable without presentment, protest or other notice (all of which are hereby waived by Borrower); provided that, in case of any Event of Default described in Sections 11(xi) or 11(xii), the unutilized Maximum Commitment Amount and all Allocated Commitments shall automatically be terminated and the entire unpaid principal of the Loans and all accrued interest thereon shall automatically become immediately due and payable without presentment, protest or other notice of any kind, all of which are hereby waived by the Borrower; and, thereupon, the entire amount of such principal and accrued interest, and the entire amount unpaid with respect to the Loans shall become due and payable immediately without further demand, together with interest at the Late Payment Rate, to the extent legally enforceable, on any portion thereof overdue.

12.2 Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may (or, at the written direction of the Required Lenders, shall) by notice in writing to the Borrower exercise any or all of the following remedies in addition to such other remedies which may be available at law or in equity:

(i) Exercise any rights, remedies, powers and privileges under each Control Agreement and each Customer Agreement, subject to the applicable Customer’s rights thereunder, in addition to such other rights and remedies as Administrative Agent may have hereunder, at law or equity;

(ii) [Reserved];

(iii) Administrative Agent may collect and receive any and all revenues and other cash and non-cash proceeds constituting the Collateral;

(iv) If the unpaid principal amount under any or all Loans shall have been accelerated as provided above, Administrative Agent may, subject to each Customer’s rights under the applicable Customer Agreement, sell all or any part of the Collateral, free from any and all claims of Borrower, in one lot and as an entirety or in separate lots, at public or private sale for cash or credit, in its discretion. Upon any such public sale, Administrative Agent itself or any holder of the applicable Loan may bid for the property offered for sale or any part thereof and the proceeds of such sale, net of costs, shall be applied to the Indebtedness secured hereby as provided hereinafter. Any such sale shall be held or conducted in a commercially reasonable manner and at such place and at such time as Administrative Agent may specify, or as may be required by Applicable Law, and Administrative Agent agrees to use good faith efforts to notify the Borrower of the time and place of any sale of the Collateral. Without limiting the generality of the foregoing, each Loan Party expressly agrees that in any such event Administrative Agent, without demand of performance or other demand or notice of any kind (except the notice specified herein of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof. If any notification of intended disposition of any of the Collateral is required by Applicable Law, such notification shall be deemed reasonably and properly given (i) if effectively received by the Borrower at least five days before such disposition, or (ii) if deposited in the U.S. mail, by registered or certified mail, return receipt requested, at least ten days before such disposition and addressed to the Borrower at the address set forth in Section 22 hereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v) Administrative Agent may, in its discretion, exercise any other remedies afforded a secured party under the Uniform Commercial Code or such successor statute as may be in force from time to time in the State of New York or any other jurisdiction whose laws are applicable.

12.3 Upon the occurrence and during the continuance of any Event of Default hereunder, at the request of Administrative Agent, the applicable Loan Party shall promptly execute and deliver to Administrative Agent such instruments of title and other documents as Administrative Agent shall deem necessary or advisable to enable Administrative Agent to obtain ownership of the Collateral or to transfer the title to the Collateral to any purchaser in connection with such sale. Upon taking of ownership and sale of the Collateral, the applicable Loan Party shall cease to have any rights of redemption in respect of the Collateral hereunder, and no payments thereafter made by the applicable Loan Party in respect of any or all of the Collateral shall give to the applicable Loan Party any legal or equitable interest or title in or to the Collateral or any cause or right of action at law or in equity in respect of the Collateral against Administrative Agent or the holders of the Loans, except that Administrative Agent shall report to the applicable Loan Party regarding the proceeds of the sale and the application thereof.

12.4 Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization and sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Administrative Agent hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Indebtedness, in such order as Administrative Agent may elect, and only after so applying such net proceeds, after payment in full of the Indebtedness, shall pay the surplus, if any, to the applicable Loan Party or its designee (or, if the Administrative Agent shall have foreclosed on the Pledged Collateral (as defined in the Pledge Agreement) to SEC or its designee). The applicable Loan Party hereby waives presentment, demand and protest (to the extent permitted by Applicable Law) of any kind in connection with this Agreement or any Collateral.

12.5 All amounts payable by the Loan Parties on or in respect of the Indebtedness shall constitute limited recourse obligations of the Loan Parties secured by, and payable solely from and to the extent of, the Collateral; provided that (A) the foregoing shall not limit in any manner the ability of the Administrative Agent to seek specific performance of any obligation (other than the payment of a monetary obligation in excess of the amount payable solely from the Collateral), (B) the provisions of this Section 12.5 shall not limit the right of any Person to name the Borrower or the applicable Loan Party as party defendant in any action, suit or in the exercise of any other remedy under this Agreement or the other Finance Documents and (C) when any portion of the Collateral is transferred in a transfer permitted under and in accordance with this Agreement, the security interest in and Lien on such Collateral shall automatically be released, and the Agent the Lenders will no longer have any security interest in, lien on, or claim against such Collateral.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

12.6 Notwithstanding anything to the contrary in this Agreement or any other Finance Document, the sole and exclusive remedy of the Administrative Agent and the Lenders during an Amortization Period shall be the application of amounts pursuant to Section 14(iii)(h) to the repayment of the Loan for the Project relating to the applicable Amortization Event; provided that, during an Amortization Period, the Administrative Agent may, upon not less than thirty (30) days’ prior written notice to the Borrower from the Administrative Agent (acting at the direction of the Required Lenders), exercise any and all remedies available under the applicable Project Documents with respect to the Customer or Project to which such Amortization Event relates; provided, further that with respect to an Amortization Event related to non-payment, the Administrative Agent shall allow the Borrower or applicable Loan Party a period of ninety (90) days following the date on which such Amortization Event occurs (provided that the Borrower or the applicable Loan Party is proceeding with diligence and in good faith to remedy such breach or violation) to attempt to cure or remedy any such Amortization Event (such period, an “Amortization Event Cure Period”), during which Amortization Event Cure Period, the funds otherwise payable to the Administrative Agent pursuant to Section 14(iii)(h) as a result of such Amortization Event shall continue to be paid to the Borrower. Upon the expiration of the Amortization Event Cure Period, if such Amortization Event continues, the Borrower shall pay to the Administrative Agent, in one lump sum payment an amount equal to the amounts that became due and were unpaid during the Amortization Event Cure Period with respect to such Project or Customer causing the Amortization Event. The Administrative Agent shall allow one additional ninety (90) day period (provided that the Borrower or applicable Loan Party is proceeding with diligence and in good faith to remedy such breach or violation) for the Borrower or applicable Loan Party to attempt to cure such Amortization Event, before the Administrative Agent shall seek to exercise any such remedies, during which time, the Administrative Agent shall receive, on a monthly basis, an amount equal to the greater of (a) the amounts that became due and were unpaid during the Amortization Event Cure Period with respect to such Project or Customer causing the Amortization Event, or (b) all amounts due pursuant to Section 14(iii)(h) of this Agreement. The cure periods set forth in this Section 12.6 shall not serve to extend the Applicable Maturity Date of any Loan or the Availability Period hereunder.

12.7 Solely with respect to any Completed Project Term Loan in respect of which there is a single Lender, following the occurrence and continuation of an Event of Default with respect to any such Completed Project Term Loan (an “Isolated Completed Project Term Loan EOD”), such Lender shall be entitled to independently protect and enforce its rights with respect to such Completed Project Term Loan, including the rights arising out of this Agreement, the related Notes and the other Finance Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose; provided that in no event shall any such Lender have any recourse against (a) the membership interests of the Borrower or (ii) any Collateral, other than Collateral solely related to the Project to which such Completed Project Term Loan relates. Notwithstanding the foregoing, the exercise of rights and remedies of any Lender pursuant to this Section 12.7 shall otherwise be subject to the terms and conditions of this Agreement and the other Finance Documents.

13. Certain Additional Cure Rights

13.1 Notwithstanding anything to the contrary contained in Section 11 or Section 12, in the event that the Borrower fails (or anticipates that it may fail) to comply with the requirements of the Debt Service Coverage Ratio or Debt to Equity Ratio in Section 7.3(i) as of any date on such requirements are tested in accordance with Section 7.3(i), then the Borrower or any other Person that is a direct or indirect parent of the Borrower shall have the right (collectively, the “Cure Right”), at any time until the expiration of thirty (30) days following the date on which

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

such failure to comply occurred, to (a) make cash contributions to the capital of the Borrower in an amount that is sufficient to cure such failure or (b) to cause the Developer (or its applicable Affiliate) to repurchase one or more Projects in accordance with the applicable Development Purchase Agreements for an amount not less than the Prepayment Amount or the aggregate Prepayment Amounts (the amount of such cash contributions or the amount of the proceeds of such repurchase or repurchases, the “Cure Amount”). In the case of a failure to comply with the requirements of the Debt Service Coverage Ratio, the Cure Amount shall be added to Adjusted EBITDA and the Debt Service Coverage Ratio shall be re-calculated. With respect to a failure to comply with the Debt to Equity Ratio, the Cure Amount shall be added to Equity and the Debt to Equity Ratio shall be re-calculated. After the foregoing re-calculations:

(i) if the Borrower shall then be in compliance with the requirements of Section 7.3(i), the Borrower shall be deemed to have satisfied the requirements of Section 7.3(i) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Section 7.3(i) that had occurred shall be deemed cured for the purposes of this Agreement and the other Finance Documents; and

(ii) notwithstanding anything herein to the contrary, in the case of Cure Rights exercised through cash contributions to the capital of the Borrower, (i) the Cure Rights shall not be exercised more than one (1) time in each 12 consecutive month period, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than the sum of two (2) times plus one (1) additional time for each year that the term of this Agreement is extended (by amendment or otherwise), and (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 7.3(i) and any amounts in excess thereof (“Excess Cure Proceeds”) shall not be deemed to be a Cure Amount. Notwithstanding anything to the contrary herein or in any other Finance Document, no Loan Party shall have any obligation to deposit Excess Cure Proceeds into any Collection Account and the Loan Parties may distribute Excess Cure Proceeds to the Pledgor or any other Person.

14. Application of Receivables or other Amounts Prior to Default

(i) Pursuant to the Notices of Collateral Assignment, the Customers shall be required to pay all Receivables directly to the applicable Collection Account. Any Receivables or other payments received by a Loan Party, whether paid by a Customer or otherwise derived from the Customer Agreement, the Development Purchase Agreement, or the net proceeds any insurance or requisition or condemnation award or proceeds of the Collateral, Incentive Proceeds, ITC Proceeds, or the net proceeds from any Takeout Transaction or other sale, refinancing or buy-out of a Project (in each case, to the extent necessary to pay the applicable Prepayment Amount or Takeout Transaction Amounts) as applicable, shall be deposited into the applicable Collection Account in accordance with the other terms hereof; provided that (a) cash equity contributions received by the Borrower may be deposited into any Operating Account or any Collection account (other than amounts comprising a Cure Amount, which amounts shall be deposited in the Borrower’s Collection Account), (b) Taxes (including sales, use, property or similar Taxes) collected from or on behalf of Customers by such Loan Party shall be deposited into the applicable Operating Account in accordance with Sections 14(ii)(a)(1) or 14(iii)(a)(1), as applicable, and (c) amounts may be deposited into the Operating Accounts in accordance with Sections 1.6(ii) and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

1.7.

(ii) Prior to each Payment Date, each Project Company shall cause amounts on deposit in its Collection Account to be applied as follows:

(a) first, (1) amounts constituting Taxes (including sales, use, property or similar Taxes) collected from or on behalf of Customers by such Project Company shall be deposited or transferred into such Project Company’s Operating Account and thereafter (2) to the payment of fees due and payable (or becoming due and payable prior to the next Payment Date) with respect to such Collection Account;

(b) second, to each Project Company’s Operating Account in an aggregate amount equal to the accrued and unpaid amounts due and payable (or becoming due and payable prior to the next Payment Date) to the Manager under such Project Company’s Management Agreement, the Servicer under such Project Company’s Servicing Agreement, the Developer under such Project Company’s Development Purchase Agreement, a Customer under such Project Company’s Customer Agreement, or any other third party provider or otherwise due and payable under any other Project Document of such Project Company; and

(c) third, to the Collection Account of the Borrower.

(iii) Prior to each Payment Date, the Borrower shall cause amounts on deposit in its Collection Account to be applied as follows:

(a) first, (1) amounts constituting Taxes (including sales, use, property or similar Taxes) collected from or on behalf of Customers by the Borrower shall be deposited or transferred into the Borrower’s Operating Account and thereafter (2) to the payment of fees due and payable (or becoming due and payable prior to the next Payment Date) with respect to such Collection Account;

(b) second, to the extent not paid under Section 14(ii)(b) above, to the Borrower’s Operating Account in an aggregate amount equal to the accrued and unpaid amounts due and payable (or becoming due and payable prior to the next Payment Date) to the Manager under the Borrower’s Management Agreement, the Servicer under the Borrower’s Servicing Agreement, the Developer under the applicable Borrower’s Development Purchase Agreement, a Customer under the Borrower’s Customer Agreements or any other third party provider or otherwise due and payable under any other Project Document of the Loan Parties;

(c) third, ratably, (1) to the Administrative Agent to pay (A) the portion of the annual fee due and payable to the Administrative Agent on such Payment Date in accordance with the Fee Letter; plus (B) the reasonable and documented out-of-pocket expenses and indemnities of the Administrative Agent incurred and not reimbursed in connection with its obligations and duties under this Agreement; provided that the aggregate payments to the Administrative Agent as reimbursement solely for out-of-pocket expenses under clause (B) will be limited to $[***] per calendar year so long as no Event of Default has occurred pursuant to this Agreement; and (2) to the Administrative Agent (for the account of each Lender) the Unused Facility Fee due and payable to such Lender on such Payment Date;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d) fourth, to the Administrative Agent (for the account of the applicable Lenders on a pro rata basis) an amount equal to any Past Due Amount under any Loan hereunder, plus all interest accrued thereon;

(e) fifth, to the Administrative Agent (for the account of the applicable Lenders on a pro rata basis) for the payment of any currently due and payable interest on any Completed Project Loan or Completed Project Term Loan;

(f) sixth, ratably, (1) in the event that any outstanding principal amount (plus any capitalized interest constituting a portion thereof) of any Construction Project Loan shall have become due and payable upon the Applicable Maturity Date thereof, the Administrative Agent (for the account of the applicable Lenders on a pro rata basis) for application to the principal (plus any capitalized interest constituting a portion thereof) then due and payable in respect of such Construction Project Loan and (2) the Administrative Agent (for the account of the applicable Lenders on a pro rata basis) for the payment of the scheduled principal payment due and payable in respect of any Completed Project Term Loan;

(g) seventh, to the Administrative Agent (for the account of the applicable Lenders) [***] percent ([***]%) of the cash available at this level (after giving effect to the preceding payments and applications) for application to the outstanding principal amount of the Completed Project Loans at the direction of the Borrower;

(h) eighth, subject to Section 12.6, in the event an Amortization Event has occurred and is continuing and the Administrative Agent (acting at the instructions of the Required Lenders) has delivered to the Borrower a written notice of the commencement of an Amortization Period and no Amortization Event Cure Period is applicable, to the Administrative Agent (for the account of the applicable Lenders) [***] percent ([***]%) of the cash available at this level (after giving effect to the preceding payments and applications) to the outstanding principal amount of the Loan for the Project relating to such Amortization Event or such other amount required by Section 12.6; and

(i) ninth, so long as no Event of Default has occurred and is continuing, any remaining amounts, to the Borrower’s Operating Account (for application at the discretion of the Borrower) or for distribution to Pledgor or to any designee of the Borrower.

(iv) Notwithstanding anything to the contrary in this Agreement or any other Finance Document, amounts deposited in the Collection Account in connection with any Takeout Transaction shall be applied in accordance with Section 2.5(ii).

(v) In connection with each Takeout Transaction and each other sale, transfer, contribution, assignment, conveyance or other disposition permitted under Section 7.2(vi) or otherwise permitted under the Finance Documents, the Administrative Agent shall execute, and approve the filing of, such agreements and instruments as the Borrower may reasonably request to release the Lien on the portion of the Collateral subject to such Takeout Transaction.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vi) Notwithstanding anything to the contrary in this Agreement or any other Finance Document, Casualty Event Proceeds deposited in the applicable Collection Account in connection with any Casualty Event may be applied, so long as no Event of Default has occurred and is continuing hereunder, in accordance with the applicable Project Documents.

(vii) Notwithstanding anything to the contrary in this Agreement or any other Finance Document, provided no Event of Default has occurred and is continuing, amounts on deposit in the Operating Accounts may be transferred, distributed or otherwise applied at the discretion of the applicable Loan Party.

15. Amendments and Waivers; Severability; Defaulting Lenders

15.1 Amendments; Waivers. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Finance Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing executed by the Loan Parties and the Required Lenders, and acknowledged by the Administrative Agent, or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i) extend or increase any Allocated Commitment or Maximum Commitment Amount of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent to funding a Loan or the waiver of any Event of Default shall not constitute an extension or increase of any Allocated Commitment or Maximum Commitment Amount of any Lender);

(ii) reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Finance Document, without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Indebtedness or to reduce any fee payable hereunder);

(iii) postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Finance Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby; or

(iv) change any provision of this Section 15.1 or the percentage in the definition of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Finance Document of the Administrative Agent, unless in writing executed by the Administrative Agent, in each case, in addition to the applicable Loan Party and the Lenders required above. Notwithstanding anything to the contrary in this Agreement, (a) the Allocated Commitment or Maximum Commitment Amount of any Lender may be increased with the consent of only such Lender, the applicable Loan Party and the Administrative Agent (and no other Person) and (b) the Annexes hereto may be replaced or otherwise updated from time to time (in each case, in connection with modifications thereto in accordance with the terms hereof and the consent of any Person required therefor) without the consent of any Person.

15.2 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.3 Defaulting Lenders.

(i) Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Allocated Commitment or Maximum Commitment Amount of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(ii) If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(iii) The Borrower may terminate the unused amount of any Allocated Commitment or Maximum Commitment Amount of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof); provided that such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

16. Financing Statements by Administrative Agent. Each Loan Party hereby irrevocably authorizes the Administrative Agent and its assignees, at any time and from time to time to execute, if so required by any particular jurisdiction, and file in any Uniform Commercial Code jurisdiction, any initial financing statements and continuations thereof, amendments thereto or assignments to Administrative Agent of any financing statements filed against the Collateral by or on behalf of such Loan Party, including the execution, if so required, and filing of financing statements for informational purposes, that (a) indicates the Collateral, regardless of whether any particular asset comprising a portion of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, and (b) provides any other information required by Part 5 of Article 9 of the Uniform Commercial Code (each Loan Party hereby agreeing to furnish any such information to Administrative Agent and its assigns promptly upon request) for sufficiency or filing office acceptance of any financing statement and continuations thereof, amendment or assignment. Each Loan Party hereby authorizes Administrative Agent and its assigns to file any such financing statement and continuations thereof, amendment or assignment without the signature of such Loan Party if permitted under the applicable Uniform Commercial Code. Each Loan Party also hereby ratifies and affirms its authorization for Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements, amendments thereto or assignments if filed prior to the date hereof upon the prior written authorization by such Loan Party.

17. Syndication; Transfer by Lenders or Borrower

(i) It is the intention of the parties to allow for future syndication of the Loans hereunder among multiple Lenders, as may be determined to be necessary by Mitsubishi HC Capital America, Inc., as the initial Lender hereunder, which such additional Lenders may commit to finance individual Loans, or a percentage of any Loans hereunder, pursuant to such terms as are set forth in an Additional Commitment Agreement or, if applicable, an agreement executed by and among, the Loan Parties, the Administrative Agent, Mitsubishi HC Capital America, Inc., as initial Lender, and such additional Lenders.

(ii) Each Lender may, pursuant to an Assignment and Assumption, assign to one or more Persons (other than to an Ineligible Assignee) all or a portion of its rights and obligations under this Agreement and the other Finance Documents (including all or a portion of the Loans at the time owing to it); provided that, unless an Event of Default has occurred and is continuing, any such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and the Administrative Agent; provided, however, than no such consent of the Borrower or the Administrative Agent shall be required for such assignment by a Lender to one or more of its Affiliates. Notwithstanding the foregoing, nothing herein shall prohibit or restrict any Lender’s right to sell, assign or grant participations in, the related Notes held by such Lender, upon notice to the Borrower.

(iii) [Reserved.]

(iv) Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each assignment and assumption agreement, in substantially the form attached hereto as Exhibit N, with respect to the sale or assignment of an interest in this Agreement or the other Finance Documents (each, an “Assignment and Assumption”) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Allocated Commitments and Maximum Commitment Amount of, and principal

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) The Borrower agrees that each person to whom a Lender sells a participation (a “Participant”) shall be entitled to the benefits of Section 26 (subject to the requirements and limitations therein, including the requirements under Sections 26.2 (it being understood that the documentation required under Section 26.2 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (ii) of this Section 17; provided that such Participant (a) agrees to be subject to the provisions of Section 26 as if it were an assignee under paragraph (ii) of this Section 17; and (b) shall not be entitled to receive any greater payment under Section 26.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 26.2 with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(vi) In connection with each Additional Commitment Agreement, each existing Lender (each, a “Lender Assignor”) hereby agrees to sell and assign to the Lender or Lenders delivering such Additional Commitment Agreement (each, a “Lender Assignee”), and each Lender Assignee hereby agrees to purchase and assume from each such Lender Assignor its respective outstanding Loans along with its respective rights and obligations with respect to Allocated Commitments in the amounts, and in exchange for payment by each Lender Assignee to each Lender Assignor on the date of such Additional Commitment Agreement of the amounts set out in the flow of funds agreed to by the parties thereto in order to achieve among the Lenders (including each Lender Assignee) a pro rata allocation of funded Loans and unfunded Allocated Commitments (a “Lender Pro Rata Allocation”), plus accrued interest thereon through (and including) the date of such sale, assignment, purchase and assumption, which interest will be paid by the Borrower to each Lender Assignor on the immediately following Payment Date pursuant to

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the terms hereof. Each of the Borrower, the Administrative Agent, each Lender party hereto acknowledges, consents and agrees to such purchases, sales and interest allocation. Other than in respect of sales of interests and purchases, respectively, on the date of each Additional Commitment Agreement expressly acknowledged, consented and agreed to pursuant to this Section 17(vi), sales and interests shall remain subject to this Agreement, including Section 17 hereof. In connection with achieving a Lender Pro Rata Allocation, each Lender Assignor agrees to surrender to the Borrower any existing promissory notes in exchange for the Borrower’s delivery of new promissory notes to such Lender Assignor reflecting such Lender’s Lender Pro Rata Allocation. Notwithstanding anything to the contrary herein, the provisions of this Section 17(vi) shall not be applicable to Completed Project Term Loans unless the Borrower, the applicable Lender Assignees and the applicable Lender Assignors shall separately agree in writing.

18. Administrative Agent

18.1 Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Administrative Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement.

18.2 The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender and may exercise the same as though it were not Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent hereunder.

18.3 Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Required Lenders, and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct or material breach of any Transaction Document. Administrative Agent shall be deemed not to have knowledge of any default unless and until written notice thereof is given to Administrative Agent by the Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

18.4 Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

18.5 Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

18.6 Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent with the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

18.7 Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

18.8 Upon the payment in full in cash of the Indebtedness (other than contingent indemnification obligations and other contingent obligations for which no claim has been asserted) and the termination or expiration of all unfunded Allocated Commitments and all utilized Maximum Commitment Amounts hereunder, the Administrative Agent shall execute, and approve the filing of, such agreements and instruments as the Borrower may reasonably request to release the Collateral.

19. Governing Law; Jurisdiction; Waiver of Jury Trial; and Counterparts

19.1 THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT (EXCEPT, AS TO ANY OTHER FINANCE DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

19.2 Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York (New York County) or of the United States for the Southern District of New York, and by execution and delivery of this agreement, each of the parties hereto consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, or any legal process with respect to itself or any of its property, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

19.3 All parties hereunder hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties in connection herewith or therewith. All parties acknowledge and agree that they have received full and significant consideration for this provision and that this provision is a material inducement for all parties to enter into this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

19.4 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Transaction Documents including any Assignment Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

20. Fees and Expenses

Concurrently with the execution hereof, the Borrower, the Administrative Agent, the Lender on the date hereof and the Arranger shall enter into a letter agreement (the “Fee Letter”) setting forth certain fees to be paid in connection with this Agreement and setting forth certain agreements with respect to costs and expenses incurred prior to the date hereof.

21. Indemnification

Each Loan Party hereby agrees to indemnify the Administrative Agent, the Arranger and each Lender and their respective successors and assigns, and respective directors, members, managers, officers, employees, attorneys and agents of each of the foregoing, and any other person affiliated with or representing the Administrative Agent, the Arranger or any Lender (collectively, the “Indemnified Parties”) and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable internal and external attorneys’ fees), of every nature, character and description, which the Indemnified Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Transaction Documents or any of the Indebtedness or any Collateral (collectively, the “Indemnified Liabilities”), except for Indemnified Liabilities (x) that have arisen for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct or material breach of any Transaction Document or (y) resulting from disputes between and among any Indemnified Parties (or any of such Indemnified Parties’ Affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, members or the successors of any of the foregoing) that does not involve an act or omission by the Pledgor or any Loan Party (other than any claims against the Administrative Agent in its capacity as such). The obligations arising under this Section 21 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim. Notwithstanding any provision in this Agreement to the contrary, this Section 21 shall remain operative even after the Availability Period and shall survive the payment in full of all of the Loans. The Arranger is an intended third-party beneficiary of this Section 21.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

22. Agreement with Respect to ITC Sales and Related Matters

In connection with the sale, transfer, assignment or other disposition of any ITCs by SEI or any of its Affiliates related to the Projects or any portion of the Collateral, the Administrative Agent (on behalf of itself and the other Secured Parties) shall execute or enter into such consents, estoppels or other documentation (including ITC Buyer Consents with the ITC Buyer), as the Borrower may reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent, which will include, among other things, Administrative Agent’s obligation to refrain from exercising remedies under this Agreement (including, but not limited to, foreclosure) if such remedies would cause an ITC Recapture Event with respect to such disposition of such ITCs.

23. Independent Nature of Lenders

The obligations of each Lender hereunder are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender hereunder. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of any Lender to make a Loan pursuant to this Agreement has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower which may have been made or given by any other Lender or by any agent or employee of any other Lender, and no Lender or any of its agents or employees shall have any liability to any other Lender (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

24. Definitions and Interpretation

24.1 Capitalized terms used herein have the meanings set forth in Annex 1 hereto.

24.2 In this Agreement and each other Finance Document:

(i) Any reference herein to any Loan Party or Administrative Agent shall include their respective successors or assigns.

(ii) In the event of any conflict between the terms of this Agreement and the terms of a Project Approval, the terms of such Project Approval shall govern and be controlling;

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.” Any references to completing an action on a non-Business Day (including any payments) shall be automatically extended to the next Business Day;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iv) The definitions of terms herein and therein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement or such other Finance Document, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced and (g) “or” is not exclusive; and

(v) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to the Finance Documents shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

25. Notices

All notices to be made hereunder shall be in writing and shall be deemed to have been duly given if sent by email, if delivered personally or four (4) Business Days after being deposited in the United States mail, registered or certified mail, first class postage prepaid, and in each case addressed as follows:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

If to Borrower:

Sunnova Business Markets Borrower, LLC

20 East Greenway Plaza, Suite 540, Houston Texas 77046

Attention: Chief Financial Officer and Treasurer

Email: [***]; [***]

If to Administrative Agent:

Mitsubishi HC Capital America, Inc.

800 Connecticut Avenue Norwalk, Connecticut 06854

Attention: [***]

Email: [***]

Any party hereto may change the address to which notice of such party shall be sent by giving notice of such change to the other parties to this Agreement.

26. Taxes

26.1 All payments under this Agreement shall be made without setoff or counterclaim and free and clear of, and without deduction for, any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 26.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Administrative Agent agrees to promptly remit to Borrower any amounts received from Customer relating to sales, use, property or similar Taxes in respect of the Customer Agreement or the System.

26.2

(i) Each Lender and Administrative Agent shall deliver to the Borrower and, in the case of a Lender, to Administrative Agent on or prior to the date on which such Lender or Administrative Agent becomes a Lender or Administrative Agent, respectively, under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender or Administrative Agent is exempt from U.S. federal backup withholding tax. Each Lender and Administrative Agent agrees that if any form or certification it previously delivered pursuant to this paragraph expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 26.2, “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii) If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 26, then such Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending office for funding or booking its advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 26, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(iv) If any Lender requests compensation under Section 26, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 26 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 26.2(iii), or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 17), all of its interests, rights and obligations under this Agreement and the related Transaction Documents to an assignee, reasonably acceptable to the Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment).

27. Confidentiality

Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information, except that Information may be disclosed (i) on a confidential basis to its branches and Affiliates and to its Related Parties who have a need to know such Information for the purpose of assisting in the negotiation, completion and administration of this Agreement and the other Finance Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that the disclosing party shall take reasonable steps to protect the confidentiality thereof by means of redactions, request for confidential treatment or otherwise; (iii) to the extent required by Applicable Law or by any

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

subpoena or similar legal process; provided that the disclosing party shall take reasonable steps are taken to protect the confidentiality thereof by means of redactions, request for confidential treatment or otherwise; (iv) to any other party hereto; (v) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Finance Document or any action or proceeding relating to this Agreement or any other Finance Document or the enforcement of rights hereunder or thereunder; (vi) subject to the agreement of an applicable permitted assignee, Participant or Lender to be bound the provisions of this Section 27, to any permitted assignee of or Lender or Participant in, or any prospective assignee of or Lender or Participant in, any of its rights and obligations under this Agreement; (vii) [reserved]; (viii) with the prior written consent of the Borrower; (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 27, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates from a source other than the Borrower that is not known to be subject to a confidentiality obligation to the Borrower or any other Loan Party or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 27; or (xi) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement and the other Finance Documents.

28. Publicity; Press Release

No party shall use the other party’s name (or that of any affiliate or related party to such party) in any manner, context or format (including reference on, or links to, websites, press releases, etc.) without the prior approval of the other party. Any press release disclosing the existence of the transaction subject to this Agreement shall be mutually agreed upon, at each party’s sole discretion. Any party wishing to issue any statement or press release related to this Agreement or the transactions contemplated hereunder shall obtain the prior written consent of the other party as to issuance, timing and content. In no event shall this Section 28 prohibit or otherwise limit compliance by the Loan Parties and their Affiliates with requirements under Applicable Law, including filings with the Securities and Exchange Commission.

29. No Recourse Against Non-Loan Party Affiliates

No recourse shall be sought or had for the obligations of the Loan Parties against any Affiliate of the Borrower (other than an Affiliate that is a Loan Party), director, officer, shareholder, manager or agent of the Borrower or any of its Affiliates (that is not a Loan Party) other than as specified in the Finance Documents.

[Signatures Pages Follow]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have executed this Master Revolving Loan Agreement as of the date first above written.

SUNNOVA BUSINESS MARKETS BORROWER, LLC, as the Borrower

By:	/s/ Robert Lane
Name:	Robert Lane
Title:	Executive Vice President,
Chief Financial Officer

SUNNOVA COMMERCIAL SOLAR ASSET OWNER, LLC, as a Project Company

By:	/s/ Robert Lane
Name:	Robert Lane
Title:	Executive Vice President,
Chief Financial Officer

SUNNOVA COMMERCIAL SOLAR LOAN OWNER, LLC, as a Project Company

By:	/s/ Robert Lane
Name:	Robert Lane
Title:	Executive Vice President,
Chief Financial Officer

[Signature Page to Master Revolving Loan Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have executed this Master Revolving Loan Agreement as of the date first above written.

MITSUBISHI HC CAPITAL AMERICA, INC., in its capacity as the Administrative Agent

By:	/s/ James M. Giaimo
Name:	James M. Giaimo
Title:	Chief Credit Officer – Commercial Finance

MITSUBISHI HC CAPITAL AMERICA, INC., as a Lender

By:	/s/ James M. Giaimo
Name:	James M. Giaimo
Title:	Chief Credit Officer – Commercial Finance

[Signature Page to Master Revolving Loan Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANNEX 1

DEFINITIONS

“Account Bank” has the meaning given in Section 2.4.

“Additional Commitment Agreement” means an agreement in the form attached hereto as Exhibit M entered into by any Person (including any Lender or Additional Lender) under Section 1.1 pursuant to which such Person shall provide a Maximum Commitment Amount in connection with a Maximum Facility Amount Increase hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Additional Lender” means any Person providing a Maximum Commitment Amount in connection with a Maximum Facility Amount Increase and that becomes a Lender hereunder pursuant to an Additional Commitment Agreement.

“Adjusted EBITDA” means, with respect to Borrower, Net Income plus, without duplication and to the extent deducted from revenues in determining Net Income, (i) Interest Expense, (ii) expense for income Taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary cash or non cash or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) all fees, costs, expenses and reimbursement obligations incurred under the Project Agreements, (vii) reasonable cash transaction costs and expenses incurred within one hundred eighty (180) days of the initial Closing Date in connection with the transactions contemplated hereunder, and (viii) other reasonable cash fees and expenses;, minus, to the extent included in Net Income, extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated in accordance with GAAP.

“Administrative Agent” has the meaning given in the preamble of this Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning given in the preamble of this Agreement.

“Allocated Commitment” means, with respect to each Lender and any Project on any date, the commitment of such Lender on such date to make Loans in accordance with the terms of this Agreement and as set out in the applicable Project Approval, in an aggregate amount not to exceed such Lender’s Maximum Commitment Amount, as such amount may be increased or modified pursuant to the terms hereof.

“Amortization Event” means, to the extent arising or relating primarily to a single Project or the Customer, the Project Documents, the Project Company or the Collection Account related to such Project (i) the occurrence and continuation of an Event of Default (other than as described in clause (ii) and other than any Isolated Completed Project Term EOD in respect of which the applicable Lender has elected to exercise remedies in accordance with Section 12.7) or (ii) the breach or violation of a Customer Agreement continuing beyond the applicable cure period therefor in accordance with the terms thereof.

Annex 1 -1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Amortization Event Cure Period” has the meaning given in Section 12.6.

“Amortization Period” means the period commencing upon the Administrative Agent’s prior or simultaneous written notice thereof to the Borrower upon or following the occurrence of an Amortization Event and ending on the earliest to occur of the (i) date on which the applicable Amortization Event has been cured or waived or shall otherwise cease to be continuing, (ii) the date on which the Loan for the Project relating to such Amortization Event shall have been paid in full and (iii) the date on which the Administrative Agent (acting at the direction of the Required Lenders) shall have exercised remedies in accordance with the proviso to Section 12.6.

“Applicable Interest Rate” means (i) with respect to any Construction Project Loan, the Applicable Interest Rate (Construction), with respect to any Completed Project Loan, the Applicable Interest Rate (Completed) and (iii) with respect to any Completed Project Loan, the Applicable Interest Rate (Term).

“Applicable Interest Rate (Completed)” has the meaning given in Section 2.1(ii).

“Applicable Interest Rate (Construction)” has the meaning given in Section 2.1(i).

“Applicable Interest Rate (Term)” has the meaning given in Section 2.1(iii).

“Applicable Law” means all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer financing, leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Applicable Margin” means, with respect to any Construction Project Loan, the Applicable Margin (Construction) and, with respect to any Completed Project Loan, the Applicable Margin (Completed).

“Applicable Margin (Completed)” has the meaning given in Section 2.1(ii).

“Applicable Margin (Construction)” has the meaning set forth in Section 2.1(i).

“Applicable Maturity Date” means (i) with respect to any Construction Project Loan (and except as otherwise set forth in the applicable Project Approval), the earlier to occur of (1) one hundred eighty (180) days following the commercial operation date of the Project and acceptance of the applicable Project by the Customer, as set forth in the applicable Customer Agreement, (2) one hundred eighty (180) days following the expiration of the Funding Period or (3) the expiration of the Availability Period (after giving effect to any Extension thereof), (ii) with respect to any Completed Project Loan (and except as otherwise set forth in the applicable Project Approval), the earlier to occur of (1) one hundred eighty (180) days following the commercial operation date of the Project and acceptance of the applicable Project by the Customer, as set forth in the applicable Customer Agreement, or (2) the expiration of the Availability Period (without giving effect to any Extension thereof) or (iii) with respect to any Completed Project Term Loan, the date set forth in the applicable Project Approval.

Annex 1 -2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Approved Project” mean a Project for which the Administrative Agent (acting on instructions from the Required Lenders) has issued a Project Approval.

“Arranger” means Three Keys Capital Advisors, LLC.

“Assignment and Assumption” has the meaning given in Section 17(iv).

“Availability Period” has the meaning given in Section 1.1.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from any then-applicable definition of “Interest Accrual Period”, “Interest Period” or any similar or analogous definition pursuant to Section 2.9(iv).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.9(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) [***]% ([***] basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Finance Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

Annex 1 -3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark

Annex 1 -4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance Document in accordance with Section 2.9 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance Document in accordance with Section 2.9.

“Borrower” has the meaning given in the preamble of this Agreement.

“Borrower’s Operating Account” shall mean (i) the bank account of the Borrower, described on Part II of Annex 4, for the benefit of the Borrower or (ii) such other account as may be designated by the Borrower from time to time by at least ten (10) Business Days’ prior written notice to the Administrative Agent and the Lenders.

“Borrower Management Agreement” means, collectively, (i) that certain Management Agreement (C&I Assets), dated as of the date hereof, by and among the Borrower and the Manager, as amended, amended and restated, modified or supplemented from time to time and (ii) that certain Management Agreement (C&I Loans), dated as of the date hereof, by and among the Borrower and the Manager, as amended, amended and restated, modified or supplemented from time to time.

“Borrower Servicing Agreement” means, connectively, (i) that certain Servicing Agreement (C&I Assets), dated as of the date hereof, by and among the Borrower and the Servicer, as amended, amended and restated, modified or supplemented from time to time and (ii) that certain Servicing Agreement (C&I Loans), dated as of the date hereof, by and among the Borrower and the Servicer, as amended, amended and restated, modified or supplemented from time to time.

“Borrowing Certificate” means a borrowing certificate in substantially the form of Exhibit A hereto executed by the Borrower with respect to each Loan requested by the Borrower.

Annex 1 -5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Casualty Event” means a casualty event, condemnation event or event of imminent domain that causes all or a portion of any Loan Party-Owned System or the property of a Loan Party to be damaged, destroyed or rendered unfit for normal use.

“Casualty Event Proceeds” means, with respect to any Casualty Event, the cash amount of any insurance proceeds under any casualty insurance policy or condemnation awards received by any Loan Party in connection therewith.

“Change of Control” means any change of Control of the Borrower that results in SEC no longer directly or indirectly controlling the Borrower.

“Closing Date” has the meaning given in Section 1.3.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, the “Collateral” (as defined in the General Security Agreement) and the “Pledged Collateral” (as defined in the Pledge Agreement).

“Collection Account” has the meaning given in Section 2.3.

“Completed Project” has the meaning given in Section 1.5(i).

“Completed Project Loan” has the meaning given in Section 1.5(i).

“Completed Project Term Loan” has the meaning given in Section 1.5(i).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” any then-applicable definition of “Interest Accrual Period”, “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Finance Documents).

“Construction Project” has the meaning given in Section 1.5(i).

Annex 1 -6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Construction Project Loan” has the meaning given in Section 1.5(i).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” has the meaning given in Section 2.4.

“Cure Amount” has the meaning given in Section 13.1.

“Cure Right” has the meaning given in Section 13.1.

“Customer” has the meaning given in the Recitals.

“Customer Agreement” means, with respect to any Project, the agreement identified as the “Customer Agreement” in the Project Approval related to such Project.

“Customer Agreement Assignment” has the meaning given in the Recitals.

“Customer Payment” means the scheduled periodic payment amounts due from a Customer under the applicable Customer Agreement.

“Customer-Owned Project” means a Project where the System owned by a Customer.

“Customer-Owned System” means a System owned by a Customer.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Service” means, with reference to any period, the sum of (a) all regularly scheduled principal payments with respect to all outstanding Completed Project Loans plus (b) all Interest Expense that is paid in cash during such reference period in respect of all outstanding Completed Project Loans (other than scheduled payments of principal on any such Completed Project Loans which pay any such Completed Project Loans in full).

“Debt Service Coverage Ratio” means, for any trailing four (4) fiscal quarter period (or such shorter period until such time as four (4) fiscal quarter periods have occurred), the ratio of (a) Adjusted EBITDA to (b) Debt Service, for such trailing four (4) fiscal quarter period (or such shorter period).

“Debt to Equity Ratio” means the ratio of (a) Indebtedness and other indebtedness for borrowed money of the Borrower and the other Loan Parties, on a consolidated basis, as of the last day of the applicable fiscal quarter to (b) the Equity Capitalization of the Borrower and the other Loan Parties, on a consolidated basis, as of the last day of the applicable fiscal quarter.

Annex 1 -7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Debtor Relief Law” means any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally.

“Defaulting Lender” means, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder or under the applicable Project Approval, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or under any Project Approval, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Developer” has the meaning given in the Recitals.

“Development Purchase Agreement” has the meaning given in the Recitals.

“Distribution” means any dividend or other distribution by the Borrower (in cash, property or obligations) on, or other payments or distributions on the account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any portion of any membership interest in the Borrower.

“Dollars” means U.S. dollars.

“Equipment” has the meaning given in the definition of “Project Costs”.

“Equity Capitalization” means, for any Person as of any date of determination, all amounts which, in conformity with GAAP, would be included as stockholders’ equity on a balance sheet of such Person.

Annex 1 -8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Event of Default” has the meaning given in Section 11.

“Excess Concentration Amounts” has the meaning given in Section 1.8.

“Excess Cure Proceeds” has the meaning given in Section 13.1(ii).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Allocated Commitment or Maximum Commitment Amount pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Allocated Commitment or Maximum Commitment Amount or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 26.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 26.2, and (d) withholding Taxes imposed under FATCA.

“Extension” has the meaning given in Section 1.1.

“Extension Period” has the meaning given in Section 1.1.

“Facility Measurement Amount” has the meaning given in Section 1.8(i).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” has the meaning given in Section 20.

“Finance Documents” means this Agreement, the Project Approvals, the Borrowing Certificates, the Security Documents, the Subsidiary Guaranty the Notes, the Consents and Agreements and any other documents, agreements or instruments entered into by the Loan Parties in connection with any of the foregoing, and all other certificates delivered by a Loan Party under or in connection with a Borrowing Certificate.

Annex 1 -9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Fitch” means Fitch Investor’s Service, Inc., or its successors.

“Floor” means a rate of interest equal to [***]% .

“Full Termination Amount” has the meaning given in Section 2.5(i).

“General Security Agreement” has the meaning given in Section 5.1(vi).

“Governmental Approval” means all authorizations, consents, approvals, waivers, exceptions, variances, filings, permits, orders, licenses, leases, franchises, clearances, determinations, notifications, certifications, registrations, qualifications, exemptions, declarations, rights of way, Liens and other rights and privileges of or with any Governmental Authority.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government

“Incentive Proceeds” has the meaning given in Section 2.3.

“Incentives” has the meaning given in Section 2.3.

“Indebtedness” means the principal of and interest on the Loans (whether now or hereafter outstanding) and all other monies payable and to be payable to the Lenders or the Administrative Agent by the Loan Parties under this Agreement, as such amounts may be increased or modified from time to time (including pursuant to an Additional Commitment Agreement).

“Indemnified Liabilities” has the meaning given in Section 21.

“Indemnified Parties” has the meaning given in Section 21.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Assignee” means (i) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof, (ii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (iii) any other Person identified in writing by the Borrower to the Administrative Agent from time to time.

“Information” means all information received from the Borrower or any of its subsidiaries or Affiliates relating to the Borrower or any of its subsidiaries or Affiliates or any of their respective businesses, other than any such information that is available to the Administrative Agent and any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its subsidiaries or Affiliates.

Annex 1 -10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Initial Project Approval” means the Project Approval, dated as of the date hereof, by the Borrower, the Administrative Agent and the Lenders with respect to each Project listed on Annex 3 hereof as of the date hereof.

“Interest Accrual Period” means, for each Loan on each Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date, except that the Interest Accrual Period for the initial Closing Date of any Loan (if such date is not a Payment Date) shall be the actual number of days from and including such date to, but excluding, the next Payment Date.

“Interest Expense” means, with respect to Borrower, with reference to any period, consolidated interest expense (including, without limitation, interest expense that is treated as interest in accordance with GAAP) whether paid or accrued, of the Borrower for such period with respect to all outstanding Indebtedness of the Borrower allocable to such period in accordance with GAAP.

“Isolated Completed Project Term Loan EOD” has the meaning given in Section 12.7

“ITC Buyer” means the buyer, transferee or assignee of ITCs.

“ITC Buyer Consent” means a consent and agreement, or similar agreement, by and among the ITC Buyer, the Administrative Agent (on behalf of the Secured Parties), one or more Loan Parties (if applicable) and one or more Affiliates of the SEC (if applicable).

“ITC Proceeds” has the meaning given in Section 2.3.

“ITC Recapture Event” means the reduction, denial or recapture of ITCs under Applicable Law.

“ITCs” has the meaning given in Section 2.3.

“Late Interest” has the meaning given in Section 2.5.

“Late Payment Rate” has the meaning given in Section 2.5.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, or any preference, priority or preferential arrangement of any kind or nature whatsoever including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Limited Performance Guaranty” has the meaning given in Section 5.1(vi).

“Loan” has the meaning given in Section 1.1.

“Loan Parties” means, collectively, the Borrower and each Project Company from time to time party hereto.

Annex 1 -11

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Loan Party-Owned Project” or “LPO Project” means a Project where the System is owned by a Loan Party.

“Loan Party-Owned System” or “LPO System” means a System owned by a Loan Party.

“Majority Lenders” means, as of any date of determination, Lenders having more than fifty percent (50%) of the aggregate then outstanding amount of all Loans; provided that the aggregate then outstanding amount of Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Management Agreements” means, individually or collectively (as the context may require), the Borrower Management Agreement and the Project Company Management Agreements.

“Manager” means Sunnova C&I Management, LLC, a Delaware limited liability company, in its capacity as the Manager under the Management Agreements.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities, operations or financial condition of the Loan Parties (taken as a whole), (ii) the ability of the Loan Parties (taken as a whole) to perform any of their obligations under the Finance Documents to which they are a party, (iii) the rights or remedies of the Administrative Agent under any Finance Document, or (iv) the validity or enforceability of the Loans or the other Finance Documents or the validity or priority of the Administrative Agent’s liens with respect to the Collateral.

“Maximum Advance Rate” has the meaning given in Section 1.5(i).

“Maximum Commitment Amount” means the maximum principal amount of Loans that such Lender may fund pursuant to the terms hereof (and subject to each applicable Allocated Commitment), as such amount may be increased, decreased or modified from time to time pursuant to the terms hereof, including in connection with a Maximum Facility Amount Increase. The Maximum Commitment Amount of each Lender as of the date hereof shall be as set forth in Annex 2 and such Annex 2 shall be updated from time to time to reflect the then-current Maximum Commitment Amount of each Lender.

“Maximum Facility Amount” has the meaning given in Section 1.1.

“Maximum Facility Amount Increase” has the meaning given in Section 1.1.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Net Income” means, with respect to the Borrower, with reference to any fiscal quarter, the net income (or loss) of the Borrower calculated for such period in accordance with GAAP plus, without duplication, (i) payments of principle and interest paid by Customers in respect of C&I Loans (and, in the case of Project Companies, such amounts (without duplication) upon distribution thereof to the Borrower in accordance with the terms hereof), and (ii) ITC Proceeds and, without duplication, ITC Proceeds received by any Project Company upon distribution thereof to the Borrower in accordance with the terms hereof).

Annex 1 -12

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Note” means a Secured Promissory Note substantially in the form of Exhibit B hereto.

“Notice of Collateral Assignment” means, for each Customer Agreement, a Notice of Collateral Assignment substantially in the form of Exhibit C hereto.

“Operating Accounts” means, collectively, the Borrower Operating Account and each Project Company Operating Account.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Loan or Finance Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Finance Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 26.2(iv)).

“Partial Termination Payment” has the meaning given in Section 2.5(i).

“Participant” has the meaning given in Section 17(v).

“Participant Register” has the meaning given in Section 17(v).

“Past Due Amount” means any payment which has become due under any Loan and remains unpaid, including all principal, interest and any applicable late fees, prepayment premium or other amounts resulting from such payment not being timely made.

“Payment Date” means the fifteenth (15th) day of each calendar month or, if such fifteenth (15th) day is not a Business Day, the next succeeding Business Day.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Liens” means (a) the Liens created by, and other rights and interests of Administrative Agent and Lenders as provided in, the Finance Documents; (b) Liens imposed by any Governmental Authority for Taxes, either (A) secured by a bond reasonably acceptable to Administrative Agent in its sole and reasonable discretion or (B) not yet due and payable or (C) being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves have been established in accordance with GAAP, so long as (i) such proceedings shall not involve any material danger of the sale, forfeiture or loss of any Project or any Project site (or any portion thereof), title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any Project or any Project site (or any portion thereof), or (ii) a bond or other security acceptable to Administrative Agent in its sole and reasonable discretion

Annex 1 -13

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

has been posted or provided in such manner and amount as to assure Administrative Agent that any Taxes determined to be due will be promptly paid in full when such contest is determined; (c) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings so long as (i) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of any Project or any Project site, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any Project or any Project site, and (ii) a bond or other security acceptable to Administrative Agent in its sole and reasonable discretion has been posted or provided in such manner and amount as to assure Administrative Agent that any amounts determined to be due will be promptly paid in full when such contest is determined; (d) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other governmental rules and that do not in the aggregate materially impair the use of the property or assets of the Borrower or any Project Company or the value of such property or assets for the purposes of such business; (e) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or any minor imperfections in title that do not secure any monetary obligations and which do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation of the Projects as contemplated by the Transaction Documents; (f) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business; (g) for each Project, Liens on assets (real or personal) of the applicable Project Company, which assets collectively have a fair market value of less than $[***] in the aggregate; (h) for each Project, involuntary Liens (including a lien of an attachment, judgment or execution) securing a charge or obligation, on the applicable Project Company’s property, either real or personal, whether now or hereafter owned, in the aggregate sum of less than $[***]; (i) Liens created in connection with indebtedness permitted under Section 7.2(v) of this Agreement; (j) Liens and any right of setoff in favor of any Account Bank granted pursuant to any Control Agreement; (k) Liens and any right of setoff in favor of any other bank arising by operation of law with respect to, or granted pursuant to any contract or agreement governing, any Collection Accounts; (l) solely in the case of Projects relating to Construction Project Loans, workmen’s, mechanic’s, or similar statutory Liens securing obligations owing to contractors, vendors or other third parties which are not yet due and payable or for which reserves in accordance with GAAP have been established; (m) to the extent a System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property; (n) the rights of the Customer under the Customer Agreement; (o) obligations or duties to any Governmental Authority arising in the ordinary course of business (including under licenses and Permits held by any Loan Party); (p) judgment encumbrances that (A) do not involve any material risk of the sale, forfeiture or loss of any part of any Project, (B) within ten (10) Business Days of their existence or after the entry thereof, are being contested in good faith and by appropriate proceedings, and (C) for which the payment thereof is covered by adequate reserves in accordance with GAAP, bonds or other security s, (q) Liens that a Customer is obligated to remove under the applicable Customer Agreement; and (r) any other Lien approved by the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Annex 1 -14

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Pledge Agreement” has the meaning given in Section 5.1(v).

“Pledgor” means Sunnova Business Markets Holdings, LLC, a Delaware limited liability company.

“Prepayment Amount” has the meaning given in Section 2.5(i).

“Project” has the meaning given in the Recitals; provided that no System, together with the applicable Customer Agreement and the applicable Project Documents related thereto, shall be a “Project” hereunder and under the other Finance Documents unless and until it is approved by means of a Project Approval and the initial Closing Date of the Loan related thereto shall have occurred.

“Project Approval” has the meaning given in Section 1.9.

“Project Company” has the meaning given in the Recitals.

“Project Company Development Purchase Agreement” means, with respect to each Project Company, the Development Purchase Agreement by and between such Project Company and the Developer, as amended, amended and restated, modified or supplemented from time to time.

“Project Company Joinder” has the meaning given in Section 5.4(iv).

“Project Company Management Agreement” means, with respect to each Project Company, (a) the Management Agreement (C&I Assets) by and between such Project Company and the Manager, as amended, amended and restated, modified or supplemented from time to time, or (b) the Management Agreement (C&I Loans) by and between such Project Company and the Manager, as amended, amended and restated, modified or supplemented from time to time, as amended, amended and restated, modified or supplemented from time to time, as applicable.

“Project Company Servicing Agreement” means, with respect to each Project Company, (a) the Servicing Agreement (C&I Assets) by and between such Project Company and the Manager, as amended, amended and restated, modified or supplemented from time to time, or (b) the Servicing Agreement (C&I Loans) by and between such Project Company and the Manager, as amended, amended and restated, modified or supplemented from time to time, as amended, amended and restated, modified or supplemented from time to time, as applicable.

“Project Company’s Operating Account” shall mean, with respect to any Project Company, (i) the bank account of such Project Company, described on Part II of Annex 4, for the benefit of such Project Company or (ii) such other account as may be designated by the Borrower or such Project Company from time to time by at least ten (10) Business Days’ prior written notice to the Administrative Agent and the Lenders.

“Project Costs” means costs related to the solar racks, panels, inverters, storage and related equipment (“Equipment”), including without limitation, Soft Costs; provided, however, that in no event shall Soft Costs exceed [***] percent ([***]%) of the total cost of the System.

Annex 1 -15

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Project Costs Certificate” has the meaning given in Section 1.6(i).

“Project Documents” means, with respect to any Project, the Customer Agreement, the Customer Agreement Assignment, the Limited Performance Guaranty, the Development Purchase Agreement, the Servicing Agreement, the Management Agreement and each other agreement or document identified as a “Project Document” in the Project Approval relating to such Project.

“Project Loan Conversion True-Up Amount” means the excess, if any, of (a) the aggregate amount of the outstanding principal and interest due and payable with respect to a Construction Project Loan on the date of conversion of the Construction Project Loan related to such Project into a Completed Project Loan in accordance with Section 1.6(vi) over (b) the aggregate outstanding principal amount of the Completed Project Loan issued in respect of the applicable Project in accordance with Sections 1.5(ii)(b) and 1.6(vi).

“Receivables” means, with respect to any Project, all payment amounts due and to become due under the applicable Customer Agreement to the applicable Loan Party, including, without limitation, the Customer Payments, prepayments or overdue payments, guaranty payments, Termination Payments, service charges, residual amounts, recoveries and incentive payments.

“Recipient” means Administrative Agent or any Lender, as applicable.

“Register” has the meaning given in Section 17(iv).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors and representatives, including accountants, auditors and legal counsel of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, the Majority Lenders; provided that, at any time there are two or less Lenders, the term “Majority Lenders” shall mean each Lender holding at least [***] percent ([***]%) of the aggregate Maximum Commitment Amounts.

“SEC” has the meaning given in the Recitals.

“Secured Parties” means, collectively, the Administrative Agent and the Lenders.

“Security Documents” means the Pledge Agreement, the General Security Agreement , and each Control Agreement.

“Servicer” means Sunnova C&I Management, LLC, a Delaware limited liability company, in its capacity as the Servicer under the Servicing Agreements.

“Servicing Agreements” means, individually or collectively (as the context may require), the Borrower Servicing Agreement and the Project Company Servicing Agreements.

Annex 1 -16

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Site” has the meaning given in the Recitals.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Soft Costs” means the costs of the design, engineering, installation and development of a System, and the repair, refurbishment or replacement of the roof on which the System is installed.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the sum of the Fair Value of the assets of such Person as a whole exceed the sum of all debts of such Person, (b) the Present Fair Salable Value of the assets of such Person is greater than the amount that will be required to pay the probable liability on debts and other liabilities of such Person, (c) the capital of such Person is not unreasonably small in relation to the business in which such Person is engaged, and (d) such Person has not incurred, does not intend to incur, and does not believe that it will incur, debts or other liabilities beyond its ability to pay as they mature in the ordinary course of business or otherwise. For purposes of this definition (x) “Fair Value” means the amount at which the assets on a going concern basis (both tangible and intangible), in their entirety, of any Person would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act and (y) “Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of a Person on a going concern basis are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Subsidiary” shall mean, with respect to any Person at any time, (a) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person or any of such Person’s Subsidiaries is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries, and (b) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s subsidiaries.

“Subsidiary Guaranty” has the meaning given in Section 5.4(iii).

“System” has the meaning given in the Recitals.

“S&P” means Standard & Poor’s Corporation or its successors.

“Takeout Transaction” means, with respect to any Project, a transaction whereby any Construction Project Loan or Completed Project Loan is repaid and removed from the facility by virtue of permanent financing, refinancing, Developer repurchase or other buy-out of such Project (excluding any Completed Project Loan refinancing a Construction Project Loan as contemplated by Section 1.6(vi) or any Completed Project Term Loan).

Annex 1 -17

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Takeout Transaction Amount” means, with respect to any Takeout Transaction, the sum of (a) the entire outstanding principal balance of the Loan related to the Takeout Transaction, plus all accrued interest thereon plus (b) all fees and other amounts (if any) which may be due with respect to such Loan.

“Taxes” means all present or future taxes, excises, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to a Loan, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such one-month period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Payments” has the meaning given in Section 2.5(i).

“Transaction Documents” mean, collectively, the Finance Documents and the Project Documents.

“Transition Manager” means, with respect to any Project, the Person acting in its capacity as Transition Manager under the applicable Management Agreement.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unused Facility Fees” means, with respect to any Lender, the “Unused Facility Fees” or analogous term in the fee letter by and between the Borrower and such Lender.

Annex 1 -18

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Withholding Agent” means the Borrower and Administrative Agent.

Annex 1 -19

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANNEX 2

MAXIMUM COMMITMENTS

Lender	Maximum Commitment	Percentage of Maximum Facility Amount
Mitsubishi HC Capital American, Inc.	$25,000,000.00	100.00%

TOTAL:	$25,000,000.00	100.00%

Annex 2 -1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANNEX 3

APPROVED PROJECTS1

1.	[***]

2.	[***]

3.	[***]

[1]	Project names refer to such names in the applicable Project Approval.

Annex 3 -1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANNEX 4

COLLECTION ACCOUNTS AND OPERATING ACCOUNTS

Part I. Collection Accounts.

1.	Collection Account of the Borrower:

[***]

Part II. Operating Accounts.

1.	Operating Account of the Borrower:

[***]

2.	Operating Account of Sunnova Commercial Solar Asset Owner, LLC:

[***]

3.	Operating Account of Sunnova Commercial Solar Loan Owner, LLC:

[***]

Annex 4 -1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT A

FORM OF BORROWING CERTIFICATE

Exhibit A-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT B

FORM OF SECURED PROMISSORY NOTE

Exhibit B-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT C

FORM OF NOTICE OF COLLATERAL ASSIGNMENT

Exhibit C-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT D

FORM OF CERTIFICATE OF PROJECT LOAN CONVERSION

Exhibit D-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT E

[RESERVED]

Exhibit E-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT F

FORM OF LIMITED PERFORMANCE GUARANTY

Exhibit E-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT G

FORM OF PLEDGE AGREEMENT

Exhibit G-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT H

FORM OF GENERAL SECURITY AGREEMENT

Exhibit H-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT I

[RESERVED]

Exhibit I-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT J

FORM OF SUBSIDIARY GUARANTY

Exhibit I-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT K

FORM OF PROJECT COMPANY JOINDER

Exhibit K-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT L

FORM OF PROJECT APPROVAL

Exhibit L-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT M

FORM OF ADDITIONAL COMMITMENT AGREEMENT

Exhibit M-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT N

FORM OF ASSIGNMENT AND ASSUMPTION

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.